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                                                                  Exhibit 4.24

Recording Requested By and
When Recorded, Mail To:

Mayer, Brown & Platt
1675 Broadway
New York, New York 10019
Attention: Kenneth R. Kleiner, Esq.




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                      (Space above this line for recorder's use)

Notice: This instrument contains inter alia obligations which may provide for:

(a) a variable rate of interest and/or

(b) future and/or revolving credit advances or readvances, which when made, shall have the same priority as advances or readvances made on the date hereof whether or not (i) any advances or readvances were made on the date hereof and
(ii) any indebtedness is outstanding at the time any advance or readvance is made.

Notwithstanding anything to the contrary contained herein, the maximum principal indebtedness secured under any contingency by this instrument shall in no event exceed $210,000,000.00


                    LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES
                   AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING


    This Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of June 30, 1997(this "DEED OF TRUST") has been executed by LEINER HEALTH PRODUCTS INC., a Delaware corporation, as trustor ("LEINER" or the "TRUSTOR"), having an address of 901 East 233rd Street, Carson, California, in favor of Lawyers Title Company of California, having an address of 18551 Von Karman Avenue, Irvine, California 92715 as trustee (the "TRUSTEE"), for the benefit of THE BANK OF NOVA SCOTIA, having an address of One Liberty Plaza, New York, New York 10006, for itself as a Lender under the Credit Agreement referred to below and as the collateral agent as beneficiary

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(together with its successors and assigns from time to time acting as agent under such Credit Agreement, the "BENEFICIARY").

                            W I T N E S S E T H  T H A T:

    WHEREAS, pursuant to the Encumbered Leases (as hereinafter defined), the Trustor is on the date of delivery hereof the holder of the leasehold estate in the parcel of land described in SCHEDULE 1 hereto (collectively, the "LAND") and of the Improvements (such term and other capitalized terms used in this Deed of Trust having the respective meanings specified or referred to in ARTICLE IV);

    WHEREAS, pursuant to the terms, conditions and provisions of the Credit Agreement, dated as of June 30, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Group Inc. ("LHPG" or the "U.S. BORROWER" (prior to the Assumption)), Vita Health Company (1985) Ltd. (the "CANADIAN BORROWER"), as Canadian borrower (collectively, the "BORROWERS"), the institutions from time to time a party thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions from time to time a party thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), The Bank of Nova Scotia ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), and Scotiabank, currently acting through its executive offices in Toronto, Ontario, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), the Lenders and the Issuer have agreed to make Loans to, and to issue Letters of Credit for the account of, the Borrowers in the maximum original principal amount of TWO HUNDRED TEN MILLION AND 00/100 DOLLARS ($210,000,000.00) (such Loans and Letters of Credit are hereinafter referred to collectively as the "CREDIT EXTENSIONS").


                                       2
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    WHEREAS, the Credit Extensions consist of:

         (i) from the U.S. Lenders, a Term B Loan Commitment and a Term C Loan Commitment pursuant to which Borrowings of Term Loans, in a maximum aggregate principal amount not to exceed $45,000,000 (in the case of Term B Loans) and $40,000,000 (in the case of Term C Loans), will be made to the U.S. Borrower in a single Borrowing to occur on the date of the initial Credit Extensions;

         (ii) from the U.S. RL Lenders, a U.S. Revolving Loan Commitment (to include availability for U.S. Revolving Loans, U.S. Swing Line Loans and U.S. Letters of Credit) pursuant to which Borrowings of U.S. Revolving Loans and U.S. Swing Line Loans, in a maximum aggregate principal amount (together with all U.S. Letter of Credit Outstandings) not to exceed the then existing U.S. Revolving Loan Commitment Amount, will be made to the U.S. Borrower from time to time on and subsequent to the date of the initial Credit Extensions but prior to the U.S. Revolving Loan Commitment Termination Date;

         (iii) from the U.S. Issuers (and participated in by the U.S. RL Lenders), a U.S. Letter of Credit Commitment pursuant to which the U.S. Issuers will issue U.S. Letters of Credit for the account of the U.S. Borrower and, subject to Section 2.1.2 of the Credit Agreement, its U.S. Subsidiaries from time to time on and subsequent to the date of the initial Credit Extensions but prior to the U.S. Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed $35,000,000 (PROVIDED that the aggregate outstanding principal amount of U.S. Revolving Loans, Swing Line Loans and U.S. Letter of Credit Outstandings at any time shall not exceed the then existing U.S. Revolving Loan Commitment Amount);

         (iv) from the U.S. Swing Line Lender (and participated in by the U.S. RL Lenders), a U.S. Swing Line Loan Commitment pursuant to which Borrowings of U.S. Swing Line Loans in an aggregate outstanding principal amount not to exceed $15,000,000 will be made on and subsequent to the date of the initial Credit Extensions but prior to the U.S. Revolving Loan


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    Commitment Termination Date (PROVIDED, that the aggregate outstanding principal amount of such U.S. Swing Line Loans, U.S. Revolving Loans and U.S. Letter of Credit Outstandings at any time shall not exceed the then existing U.S. Revolving Loan Commitment Amount);


         (v) from the Canadian Lenders, a Canadian Revolving Loan Commitment (to include availability for Canadian Revolving Loans, Canadian Swing Line Loans and Canadian Letters of Credit) pursuant to which Borrowings of Canadian Revolving Loans and Canadian Swing Line Loans, in a maximum aggregate principal amount (together with all Canadian Letter of Credit Outstandings) not to exceed the then existing Canadian Revolving Loan Commitment Amount, will be made to the Canadian Borrower from time to time on and subsequent to the date of the initial Credit Extensions but prior to the Canadian Revolving Loan Commitment Termination Date;

         (vi) from the Canadian Issuers (and participated in by the Canadian Lenders), a Canadian Letter of Credit Commitment pursuant to which the Canadian Issuers will issue Canadian Letters of Credit for the account of the Canadian Borrower and, subject to Section 3.1.2 of the Credit Agreement, the Canadian Borrower's Subsidiaries from time to time on and subsequent to the date of the initial Credit Extensions but prior to the Canadian Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed Cdn $13,000,000 (PROVIDED that the aggregate outstanding principal amount of Canadian Revolving Loans and Canadian Letter of Credit Outstandings at any time shall not exceed the then existing Canadian Revolving Loan Commitment Amount); and

         (vii) from the Canadian Swing Line Lender (and participated in by the Canadian Lenders), a Canadian Swing Line Loan Commitment pursuant to which Borrowings of Canadian Swing Line Loans in an aggregate outstanding principal amount not to exceed the Cdn $1,400,000 will be made on and subsequent to the date of the initial Credit Extensions but prior to the Canadian Revolving Loan Commitment Termination Date (PROVIDED that the aggregate outstanding principal amount of such Canadian Swing Line Loans, Canadian Revolving Loans and Canadian Letter of Credit


                                       4
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    Outstandings at any time shall not exceed the then existing Canadian
    Revolving Loan Commitment Amount.


WHEREAS, as contemplated by the Credit Agreement, immediately following the making of the initial Credit Extensions, the Trustor and LHPG have delivered the Assumption Agreement, pursuant to which Trustor has assumed (the "ASSUMPTION") the rights and obligations of LHPG as (and has become) the U.S. Borrower under the Credit Agreement;

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) and the execution and delivery of the Assumption Agreement (as defined in the Credit Agreement) under the Credit Agreement, the Trustor is required to execute and deliver this Deed of Trust;

WHEREAS, (i) as a material inducement for the Lenders to enter into the Credit Agreement and the other Loan Documents, (ii) to secure the payment and performance of the Trustor's obligations under the Credit Agreement and the other Loan Documents; and (iii) to secure the payment and performance of the Secured Obligations, the Trustor is required to execute and deliver this Deed of Trust to the Beneficiary; and

WHEREAS, the Trustor has duly authorized the execution, delivery and performance of this Deed of Trust.


                                      G R A N T:

    NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Lenders to make the Credit Extensions pursuant to the Credit Agreement, and in order to secure the full, timely and proper payment and performance of and compliance with each and every one of the Secured Obligations (as hereinafter defined), the Trustor hereby irrevocably grants, bargains, sells, mortgages, warrants, aliens, demises, releases, hypothecates, pledges, assigns, transfers and conveys to the Trustee, the successors, successors in trust and assigns of Trustee, IN TRUST, WITH POWER OF SALE, for the benefit of the Beneficiary and its successors and assigns, forever, all of the following (the "TRUST PREMISES"):


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         (a)  REAL ESTATE.  The leasehold estate in the Land created by the
    Encumbered Lease and all rights, options and other benefits inuring to Trustor under the Encumbered Lease, together with all and singular the tenements, rights, easements, hereditaments, rights of way, privileges, liberties, appendages and appurtenances now or hereafter belonging or in any way pertaining to the Land and such additional lands and estates therein (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all development rights, air rights, riparian rights, water, water rights, water stock, all rights in, to and with respect to any and all oil, gas, coal, minerals and other substances of any kind or character underlying or relating to the Land and such additional lands and estates therein and any interest therein; all estate, claim, demand, right, title or interest of the Trustor in and to any street, road, highway or alley, vacated or other, adjoining the Land or any part thereof and such additional lands and estates therein; all strips and gores belonging, adjacent or pertaining to the Land or such additional lands and estates; and any after-acquired title to any of the foregoing (herein collectively referred to as the "REAL ESTATE");

         (b) IMPROVEMENTS. All buildings, structures and other improvements and any additions and alterations thereto or replacements thereof, now or hereafter built, constructed or located upon the Real Estate; and, to the extent that any of the following items of property constitutes fixtures under applicable laws, all furnishings, fixtures, fittings, appliances, apparatus, equipment, machinery, building and construction materials and other articles of every kind and nature whatsoever and all replacements thereof, now or hereafter affixed or attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the Real Estate or such buildings, structures and other improvements, including, but not limited to, partitions, furnaces, boilers, oil burners, radiators and piping, plumbing and bathroom fixtures, refrigeration, heating, ventilating, air conditioning and sprinkler systems, other fire prevention and extinguishing apparatus and materials, vacuum cleaning systems, gas and electric fixtures, incinerators, compactors, elevators, engines, motors, generators and all other articles of property


                                       6
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    which are considered fixtures under applicable law (such buildings, structures and other improvements and such other property are herein collectively referred to as the "IMPROVEMENTS"; the Real Estate and the Improvements are herein collectively referred to as the "Property");

         (c) GOODS. All building materials, goods, construction materials, appliances (including, without limitation, stoves, ranges, ovens, disposals, refrigerators, water fountains and coolers, fans, heaters, dishwashers, clothes washers and dryers, water heaters, hood and fan combinations, kitchen equipment, laundry equipment, kitchen cabinets and other similar equipment), stocks, beds, mattresses, bedding and linens, supplies, blinds, window shades, drapes, carpets, floor coverings, manufacturing equipment and machinery, office equipment, growing plants and shrubberies, control devices, equipment (including window cleaning, building cleaning, swimming pool, recreational, monitoring, garbage, pest control and other equipment), motor vehicles, tools, furnishings, furniture, lighting, non-structural additions to the Real Estate and Improvements and all other tangible property of any kind or character, together with all replacements thereof, now or hereafter located on or in or used or useful in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the Property, regardless of whether or not located on or in the Property or located elsewhere for purposes of storage, fabrication or otherwise (herein collectively referred to as the "GOODS");

         (d) INTANGIBLES. All goodwill, trademarks, trade names, option rights, purchase contracts, real and personal property tax refunds, books and records and general intangibles of the Trustor relating to the Property, and any other intangible property of the Trustor relating to the Property (herein collectively referred to as the "INTANGIBLES");

         (e) LEASES. All rights of the Trustor in, to and under all leases, licenses, occupancy agreements, concessions and other arrangements, oral or written, now existing or hereafter entered into, whereby any Person agrees to pay money or any other consideration for the use, possession or occupancy of, or any estate in, the Property or any portion thereof or interest


                                       7
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    therein (herein collectively referred to as the "LEASES"), and the right, subject to applicable law, upon the occurrence of any Event of Default hereunder, to receive and collect the Rents (as hereinafter defined) paid or payable thereunder;

         (f) PLANS. All rights of the Trustor in and to all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Improvements or any construction on the Real Estate (herein collectively referred to as the "PLANS");

         (g) PERMITS. All rights of the Trustor, to the extent assignable, in, to and under all permits, franchises, licenses, approvals and other authorizations respecting the use, occupation and operation of the Property and every part thereof and respecting any business or other activity conducted on or from the Property, and any product or proceed thereof or therefrom, including, without limitation, all building permits, certificates of occupancy and other licenses, permits and approvals issued by governmental authorities having jurisdiction (herein collectively referred to as the "PERMITS");

         (h) CONTRACTS. All right, title and interest of the Trustor in and to all agreements, contracts, certificates, instruments, warranties, appraisals, engineering, environmental, soils, insurance and other reports and studies, books, records, correspondence, files and advertising materials, and other documents, now or hereafter obtained or entered into, as the case may be, pertaining to the construction, use, occupancy, possession, operation, management, leasing, maintenance and/or ownership of the Property and all right, title and interest of the Trustor therein (herein collectively referred to as the "CONTRACTS");

         (i) LEASES OF FURNITURE, FURNISHINGS AND EQUIPMENT. All right, title and interest of the Trustor as lessee in, to and under any leases of furniture, furnishings, equipment and any other Goods now or hereafter installed in or at any time used in connection with the Property;

         (j) RENTS. All rents, issues, profits, royalties, avails, income and other benefits derived or owned, directly or indirectly, by the Trustor from the


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    Property, including, without limitation, all rents and other consideration payable by tenants, claims against guarantors, and any cash or other securities deposited to secure performance by tenants under the Leases (herein collectively referred to as "Rents");

         (k) CERTAIN RIGHTS UNDER THE ENCUMBERED LEASES. All rights of the Trustor as lessee under each Encumbered Lease to exercise (i) any right to renew the term of any Encumbered Lease, (ii) any right to purchase the premises demised thereunder, (iii) any right to terminate any Encumbered Lease as a result of a casualty or the condemnation of all or a portion of the Land (the foregoing rights are referred to, collectively, as the "SPECIAL ENCUMBERED LEASE RIGHTS");

         (l) PROCEEDS. All proceeds of the conversion, voluntary or involuntary of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards (herein collectively referred to as "PROCEEDS"); and

         (m) OTHER PROPERTY. All other property and rights of the Trustor of every kind and character relating to the Property, and all proceeds and products of any of the foregoing;

    AND, without limiting any of the other provisions of this Deed of Trust the Trustor expressly grants to the Beneficiary, as secured party, a security interest in all of those portions of the Trust Premises which are or may be subject to the State Uniform Commercial Code provisions applicable to secured transactions;

    TO HAVE AND TO HOLD the Trust Premises and all parts thereof unto the Trustee and the successors, successors-in-trust and assigns of the Trustee for the benefit of the Beneficiary, its successors and assigns, forever.

    FURTHER to secure the full, timely and proper payment and performance of the Secured Obligations, the Trustor hereby covenants and agrees with and warrants to the Trustee and the Beneficiary as follows:


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                                      ARTICLE I

                       COVENANTS AND AGREEMENTS OF THE TRUSTOR

    SECTION 1.1.  PAYMENT OF SECURED OBLIGATIONS.  (i) The Trustor agrees that:

         (a) it will duly and punctually pay and perform or cause to be paid and performed each of the Obligations at the time and in accordance with the terms of the Loan Documents, and

         (b) when and as due and payable from time to time in accordance with the terms hereof or of any other Loan Documents, pay and perform, or cause to be paid and performed, all other Secured Obligations.

    SECTION 1.2. TITLE TO TRUST PREMISES, ETC. The Trustor represents and warrants to and covenants with the Trustee and the Beneficiary that:

         (a) as of the date hereof and at all times hereafter while this Deed of Trust is outstanding, the Trustor is and shall be the absolute owner and holder of the leasehold interest in the Property created by each Encumbered Lease so long as such leasehold estate exists, and the absolute owner of the legal and beneficial title to all other property included in the Trust Premises, subject in each case only to this Deed of Trust, the encumbrances set forth in SCHEDULE 2 hereto (collectively, the "PERMITTED ENCUMBRANCES") and the terms and conditions of the Encumbered Lease;

         (b) the Trustor has good and lawful right, power and authority to execute this Deed of Trust and to convey, transfer, assign, mortgage and grant a security interest in the Trust Premises, all as provided herein;

         (c) this Deed of Trust has been duly executed, acknowledged and delivered on behalf of the Trustor, all consents and other actions required to be taken by the officers, directors, shareholders and partners, as the case may be, of the Trustor have been duly and fully given and performed and this Deed of Trust constitutes the legal, valid and binding obligation of the Trustor, enforceable against the Trustor in accordance with its terms; and


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         (d)  the Trustor, at its expense, will warrant and defend the Trustee and the Beneficiary and any purchaser under the power of sale herein or at any foreclosure sale Trustor's title to the Trust Premises and the first deed of trust lien and first priority perfected security interest of this Deed of Trust thereon and therein against all claims and demands and will maintain, preserve and protect such lien and security interest and will keep this Deed of Trust a valid, direct first deed of trust lien of record on and a first priority perfected security interest in the Trust Premises so long as the leasehold estate in the Property created by such Encumbered Lease exists, subject only to the Permitted Encumbrances.

    SECTION 1.3.  TITLE INSURANCE.

    SECTION 1.3.1. TITLE INSURANCE POLICY. Concurrently with the execution and delivery of this Deed of Trust, the Trustor, at its expense, has obtained and delivered to the Beneficiary a loan policy or policies of title insurance in an amount, and in form and substance, satisfactory to the Beneficiary naming the Beneficiary as the insured, insuring the title to and the first deed of trust lien of this Deed of Trust on the leasehold interest created by each Encumbered Lease in the Property with endorsements requested by the Beneficiary. The Trustor has duly paid in full all premiums and other charges due in connection with the issuance of such policy or policies of title insurance.

    SECTION 1.3.2. TITLE INSURANCE PROCEEDS. All proceeds received by and payable to the Beneficiary for any loss under the loan policy or policies of title insurance delivered to the Beneficiary pursuant to SECTION 1.3.1, or under any policy or policies of title insurance delivered to the Beneficiary in substitution therefor or replacement thereof, shall be the property of the Beneficiary and shall be applied by the Beneficiary in accordance with the provisions of SECTION 2.3.

    SECTION 1.4. RECORDATION. The Trustor, at its expense, will at all times cause this Deed of Trust and any instruments amendatory hereof or supplemental hereto and any instruments of assignment hereof or thereof (and any appropriate financing statements or other instruments and continuations thereof), and each other instrument delivered in connection with the Credit Agreement or any other Loan Document and intended thereunder to be recorded, registered and filed, to be kept recorded, registered and filed, in such manner and in such places, and will pay all such recording, registration, filing fees, taxes and other charges, and will comply with all such statutes and regulations as may be required by law in order to establish, preserve, perfect and protect the lien and security interest of this Deed of Trust as a valid, direct first deed of trust lien and first priority perfected security interest in the Trust Premises, subject only to the Permitted Encumbrances. The Trustor will pay or cause to be paid, and will indemnify the Trustee and the Beneficiary in respect of, all taxes (including interest and penalties) at any time payable in connection with the filing and recording of this Deed of Trust and any and all supplements and amendments hereto.

    SECTION 1.5.  PAYMENT OF IMPOSITIONS, ETC.  Subject to SECTION 1.8
(relating to permitted contests), the Trustor will pay or cause to be paid at least ten (10) days before the same would become delinquent and before any fine, penalty, interest or cost may be added for non-payment, all taxes, assessments, water and sewer rates, charges, license fees, inspection fees and other governmental levies or payments, of every kind and nature whatsoever, general and special, ordinary and extraordinary, unforeseen as well as foreseen, which at any time may be assessed, levied, confirmed, imposed or which may become a lien upon the Trust Premises, or any portion thereof, or which are payable with respect thereto, or upon the rents, issues, income or profits thereof, or on the occupancy, operation, use, possession or activities thereof, whether any or all of the same be levied directly or indirectly or as excise taxes or as income taxes, and all taxes, assessments or charges which may be levied on the Secured Obligations, or the interest thereon (collectively, the "IMPOSITIONS"). The Trustor will deliver to the Trustee and the Beneficiary, upon request, copies of official receipts or other satisfactory proof evidencing such payments.

    SECTION 1.6. INSURANCE AND LEGAL REQUIREMENTS. Subject to SECTION 1.8 (relating to permitted contests), the Trustor, at its expense, will comply in all material respects, or cause compliance in all material respects with

         (a) all provisions of any insurance policy covering or applicable to the Trust Premises or any part thereof, all requirements of the issuer of any

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    such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Trust Premises or any part thereof or any use or condition of the Trust Premises or any part thereof (collectively, the "INSURANCE REQUIREMENTS"); and

         (b) all laws, including Environmental, Health or Safety Requirements of Law, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Trust Premises or any part thereof, or any of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, or any use or condition of the Trust Premises or any part thereof (collectively, the "LEGAL REQUIREMENTS");

whether or not compliance therewith shall require structural changes in or interference with the use and enjoyment of the Trust Premises or any part thereof.

    SECTION 1.7. SECURITY INTERESTS, ETC. The Trustor will not directly or indirectly create or permit or suffer to be created or to remain, and will promptly discharge or cause to be discharged, any deed of trust, mortgage, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to or any other lien on or in the Trust Premises or any part thereof or the interest of the Trustor, the Trustee, or the Beneficiary therein, or any Proceeds thereof or Rents or other sums arising therefrom, other than: (a) Permitted Encumbrances; and (b) liens of mechanics, materialmen, suppliers or vendors or rights thereto incurred in the ordinary course of the business of the Trustor for sums not yet due or any such liens or rights thereto which are at the time being contested as permitted by
SECTION 1.8. The Trustor will not postpone the payment of any sums for which liens of mechanics, materialmen, suppliers or vendors or rights thereto have been incurred (unless such liens or rights thereto are at the time being contested as permitted by SECTION 1.8), or enter into any contract under which payment of such sums is postponable (unless such contract expressly provides for the legal, binding and effective waiver of any such liens or rights thereto), in either case, for more than sixty (60) days after the completion of the action giving rise to such liens or rights thereto.

    SECTION 1.8. PERMITTED CONTESTS. After prior written notice to the Beneficiary, the Trustor at its expense may contest, or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition, Legal Requirement or Insurance Requirement or lien of a mechanic, materialman, supplier or vendor, PROVIDED THAT, (a) in the case of an unpaid Imposition, lien, encumbrance or charge, such proceedings shall suspend the collection thereof from the Trustor, the Trustee, the Beneficiary, and the Trust Premises (including any rent or other income therefrom) and shall not interfere with the payment of any such rent or income, (b) neither the Trust Premises nor any rent or other income therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, lost, impaired or interfered with, (c) in the case of a Legal Requirement, neither the Trustor, the Trustee nor the Beneficiary would be in danger of any material civil or criminal liability for failure to comply therewith, (d) the Trustor shall have furnished such security, if any, as may be required in the proceedings or as may be reasonably requested by the Beneficiary, (e) the non-payment of the whole or any part of any Imposition will not result in the delivery of a tax deed to the Trust Premises or any part thereof because of such non-payment, (f) the payment of any sums required to be paid with respect to any of the Notes or under this Deed of Trust (other than any unpaid Imposition, lien, encumbrance or charge at the time being contested in accordance with this SECTION 1.8) shall not be interfered with or otherwise affected, (g) in the case of any Insurance Requirement, the failure of the Trustor to comply therewith shall not affect the validity of any insurance required to be maintained by the Trustor under SECTION 2.1, and (h) that adequate reserves, determined in accordance with GAAP, shall have been set aside on the Trustor's books.

    SECTION 1.9. LEASES. The Trustor represents and warrants to the Trustee and the Beneficiary that, as of the date hereof, there are no written or oral leases or other agreements of any kind or nature relating to the occupancy of any portion of the Property by any Person other than the Trustor. The
Trustor will not enter into any such written or oral lease or other agreement with respect to any portion of the Property without first obtaining the written consent of the Beneficiary.

    SECTION 1.10. COMPLIANCE WITH INSTRUMENTS. The Trustor at its expense will promptly comply with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Property and all instruments creating or evidencing the same, in each case, to the extent compliance therewith is required of the Trustor under the terms thereof. The Trustor will not take any action which may result in a forfeiture or termination of the rights afforded to the Trustor under any such instruments and will not, without the prior written consent of the Beneficiary, amend any of such instruments.

    SECTION 1.11.  MAINTENANCE AND REPAIR, ETC.  Subject to the provisions of
SECTION 1.12, the Trustor will keep or cause to be kept all presently and subsequently erected or acquired Improvements and the sidewalks, curbs, vaults and vault space, if any, located on or adjoining the same, and the streets and the ways adjoining the same, in good and substantial order and repair and in such a fashion that neither the value nor utility of the Trust Premises will not be diminished, and, at its sole cost and expense, will promptly make or cause to be made all necessary and appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, so that its business carried on in connection therewith may be properly conducted at all times. All repairs, replacements and renewals shall be at least equal in quality, use and value to the original Improvements. The Trustor at its expense will do or cause to be done all shoring of foundations and walls of any building or other Improvements on the Property and (to the extent permitted by law) of the ground adjacent thereto, and every other act necessary or appropriate for the preservation and safety of the Property by reason of or in connection with any excavation or other building operation upon the Property and upon any adjoining property, whether or not the Trustor shall, by any Legal Requirement, be required to take such action or be liable for failure to do so.

    SECTION 1.12. ALTERATIONS, ADDITIONS, ETC. So long as no Event of Default shall have occurred and be continuing, the Trustor shall have the right at any time and from time to time to make or cause to be made reasonable alterations of and additions to the Property or any part thereof,

PROVIDED THAT any alteration or addition: (a) shall not change the general character or the use of the Property or reduce the fair market value thereof below its value immediately before such alteration or addition, or impair the usefulness of the Property; (b) is effected with due diligence, in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements; (c) is promptly and fully paid for, or caused to be paid for, by the Trustor; (d) is made, in case the estimated cost of such alteration or addition exceeds U.S. $250,000, (i) only after the Beneficiary shall have consented thereto and shall have reviewed and approved in writing the plans and specifications therefor, (ii) under the supervision of a qualified architect or engineer or another professional approved by the Beneficiary and (iii) only after the Trustor shall have furnished to the Beneficiary a performance bond or other security reasonably satisfactory to the Beneficiary.

    SECTION 1.13. ACQUIRED PROPERTY SUBJECT TO LIEN. All property at any time acquired by the Trustor and provided or required by this Deed of Trust to be or become subject to the lien and security interest hereof, whether such property is acquired by exchange, purchase, construction or otherwise, shall forthwith become subject to the lien and security interest of this Deed of Trust without further action on the part of the Trustor, the Trustee or the Beneficiary. The Trustor, at its expense, will execute and deliver to the Trustee and Beneficiary (and will record and file as provided in SECTION 1.4) an instrument supplemental to this Deed of Trust satisfactory in substance and form to the Beneficiary, whenever such an instrument is necessary under applicable law to subject to the lien and security interest of this Deed of Trust all right, title and interest of the Trustor in and to all property provided or required by this Deed of Trust to be subject to the lien and security interest hereof.

    SECTION 1.14. ASSIGNMENT OF LEASES, RENTS, PROCEEDS, ETC. The assignment, grant and conveyance of the Leases, Rents, Proceeds and other rents, income, proceeds and benefits of the Trust Premises contained in the Granting Clause of this Deed of Trust shall constitute an absolute, present and irrevocable assignment, grant and conveyance, PROVIDED, HOWEVER, that permission is hereby given to the Trustor, so long as no Event of Default has occurred hereunder, to collect, receive and apply such Rents, Proceeds and other rents, income, proceeds and benefits as they become due and payable, but not in advance thereof, and in accordance with all of the other terms, conditions and provisions hereof, of the Loan Documents, and of the Leases, contracts, agreements and other instruments with respect to which such payments are made or such other benefits are conferred. Upon the occurrence of an Event of Default, such permission shall terminate immediately and automatically, without notice to the Trustor or any other Person except as required by law, and shall not be reinstated upon a cure of such Event of Default without the express written consent of the Beneficiary. Such assignment shall be fully effective without any further action on the part of the Trustor, the Trustee, or the Beneficiary, and the Beneficiary shall be entitled, at its option, upon the occurrence of an Event of Default hereunder, to collect, receive and apply all Rents, Proceeds and all other rents, income, proceeds and benefits from the Trust Premises, including all right, title and interest of the Trustor in any escrowed sums or deposits or any portion thereof or interest therein, whether or not the Trustee or the Beneficiary takes possession of the Trust Premises or any part thereof. To the extent not prohibited by the relevant Encumbered Lease, the Trustor further grants to the Beneficiary the right, at the Beneficiary's option, upon the occurrence of an Event of Default hereunder, to:

         (a) enter upon and take possession of the Property for the purpose of collecting Rents, Proceeds and said rents, income, proceeds and other benefits;

         (b) dispossess by the customary summary proceedings any tenant, purchaser or other Person defaulting in the payment of any amount when and as due and payable, or in the performance of any other obligation, under any Lease, contract or other instrument to which said Rents, Proceeds or other rents, income, proceeds or benefits relate;

         (c) let or convey the Trust Premises or any portion thereof or any interest therein; and

         (d) apply Rents, Proceeds and such rents, income, proceeds and other benefits, after the payment of all necessary fees, charges and expenses, on account of the Secured Obligations in accordance with SECTION 3.11.

Trustor acknowledges and agrees that the acceptance by Beneficiary of the assignments of the Leases, Rents and Proceeds with all of the rights, powers, privileges and authority so created, shall not, prior to entry upon and taking of possession of the Property by Beneficiary, be deemed or construed to constitute Beneficiary a mortgagee in possession nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Leases or to the Property, or to take any action hereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Leases or other agreements relating to the Trust Premises, or to assume any obligation or responsibility for any security deposits or other deposits delivered to Trustor by lessees thereunder and not assigned and delivered to Beneficiary, nor shall Beneficiary be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation, in or about the Property.

    Trustor hereby agrees to indemnify and hold Beneficiary harmless of and from any and all liability, loss, damage or expense that it may or might incur under or by reason of the assignments contained herein, or for any action taken by Beneficiary hereunder, or by reason or in defense of any and all claims and demands whatsoever that may be asserted against Beneficiary arising out of the Leases, including without limitation any claim by any lessees of credit for rental paid to and received by Trustor, but not delivered to Beneficiary, for any period under the Leases more than one (1) month in advance of the due date thereof. Should Beneficiary incur any such liability, loss, damage or expense, the amount thereof (including reasonable attorneys' fees) with interest thereon at the U.S. Alternate Base Rate from time to time in effect plus a margin of 2 1/2% shall be payable by Trustor immediately without demand, shall be secured by this Deed of Trust, and shall be part of the Secured Obligations.

    SECTION 1.15. NO CLAIMS AGAINST THE TRUSTEE OR THE BENEFICIARY. Nothing contained in this Deed of Trust shall constitute any consent or request by the Trustee or the Beneficiary, express or implied, for the performance of any labor or the furnishing of any materials or other property in respect of the Property or any part thereof, or be construed to permit the making of any claim against the Trustee or the Beneficiary in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or the furnishing of any such materials or other property is prior to the lien and security interest of this Deed of Trust. ALL CONTRACTORS, SUBCONTRACTORS, VENDORS AND OTHER PERSONS DEALING WITH THE PROPERTY, OR WITH ANY PERSONS

INTERESTED THEREIN, ARE HEREBY REQUIRED TO TAKE NOTICE OF THE PROVISIONS OF THIS SECTION.

    SECTION 1.16. INDEMNIFICATION. The Trustor will protect, indemnify, save harmless and defend the Trustee, the Beneficiary, the Lenders, and each of their respective officers, directors, shareholders, employees, representatives and agents (collectively, the "INDEMNIFIED PARTIES" and individually, an "INDEMNIFIED PARTY"), from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party by reason of (a) ownership of an interest in this Deed of Trust, any other Loan Document or the Property,
(b) any accident, injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (c) any use, non-use or condition of the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (d) any failure on the part of the Trustor to perform or comply with any of the terms of this Deed of Trust, (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Premises or any part thereof made or suffered to be made by or on behalf of the Trustor, (f) any negligence or tortious act on the part of the Trustor or any of its agents, contractors, lessees, licensees or invitees, (g) any work in connection with any alterations, changes, new construction or demolition of or additions to the Property, or (h) (i) any Hazardous Material (as such term is defined in the Credit Agreement) on, in, under or affecting all or any portion of the Property, the groundwater, or any surrounding areas, (ii) any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in SECTIONS 1.20 and 1.21, (iii) any violation or claim of violation by the Trustor of any Environmental, Health, or Safety Requirements of Law, or (iv) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of any Hazardous Material. If any action or proceeding be commenced, to which action or proceeding any Indemnified Party is made a party by reason of the execution of this Deed of Trust or any other Loan Document, or in which it becomes necessary to defend or uphold the lien of this Deed of Trust, all sums paid by the Indemnified Parties, for the expense of any litigation to prosecute or defend the rights and lien created hereby or otherwise, shall be paid by the Trustor to such Indemnified Parties, as the case may be, as hereinafter provided. The
Trustor will pay and save the Indemnified Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of the State or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of this Deed of Trust, any Loan Document or any Secured Obligation. All amounts payable to the Indemnified Parties under this SECTION 1.16 shall be deemed indebtedness secured by this Deed of Trust and any such amounts which are not paid within ten (10) days after written demand therefor by any Indemnified Party shall bear interest at the rate provided for in Section 5.2.2. of the Credit Agreement from the date of such demand. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any such occurrence, the Trustor, upon request of such Indemnified Party, will, at the Trustor's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by the Trustor and approved by such Indemnified Party.
The obligations of the Trustor under this SECTION 1.16 shall survive any discharge or reconveyance of this Deed of Trust and payment in full of the Secured Obligations.

    SECTION 1.17. NO CREDIT FOR PAYMENT OF TAXES. The Trustor shall not be entitled to any credit against the Secured Obligations by reason of the payment of any tax on the Property or any part thereof or by reason of the payment of any other Imposition, and shall not apply for or claim any deduction from the taxable value of the Property or any part thereof by reason of this Deed of Trust.

    SECTION 1.18. OFFERING OF THE NOTES; APPLICATION OF PROCEEDS OF LOANS. Neither the Trustor nor any Person acting on behalf of the Trustor has directly or indirectly offered the Notes or any portion thereof or any similar security to, or solicited any offer to buy any of the same from, any Person other than the Beneficiary. Neither the Trustor nor any Person acting on behalf of the Trustor has taken or will take any action which would subject the issuance of the Notes to the provisions of section 5 of the Securities Act of 1933, as amended. The Trustor (a) will not use or permit to be used any proceeds of the Loans, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing" or "carrying" any "margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and (b) has or will apply all of the proceeds of the Loans that are paid to it by the Beneficiary to the purposes permitted by the Credit Agreement.

     SECTION 1.19. ENCUMBERED LEASE. (a) The Trustor covenants and agrees that it will promptly perform or cause to be performed all things necessary to preserve and maintain the rights of the Trustor as lessee under the Encumbered Lease, and use best efforts to prevent any termination, surrender, cancellation, forfeiture or impairment thereof. The Trustor shall at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as lessee under the Encumbered Lease prior to the expiration of any notice and/or cure period provided in such Encumbered Lease. Upon receipt by the Beneficiary from the lessor under the Encumbered Lease of any written notice of default by the lessee thereunder, the Beneficiary may rely thereon and take any action the Beneficiary deems necessary to prevent or to cure any default by the Trustor in the performance of or compliance with any of the agreements, covenants, terms or conditions imposed upon or assumed by the Trustor as lessee under the Encumbered Lease, even though the existence of such default or the nature thereof be questioned or denied by the Trustor or by any party on behalf of the Trustor. Without limiting the generality of any other provisions hereof, the Trustor hereby expressly grants to the Beneficiary, and agrees that the Beneficiary shall have, the right to enter in and upon the Property or any part thereof to such extent and as often as the Beneficiary deems necessary or desirable for the purposes permitted by the immediately preceding sentence. Subject to the foregoing, and without limiting Beneficiary's other remedies under this Deed of Trust, the Beneficiary may pay and expend such sums of money as the Beneficiary deems necessary for any such purpose, and, in such event the amount so paid shall be immediately due and payable, upon demand, together with interest thereon at the interest rate provided for in the Credit Agreement for overdue payments, from the date of any such payment by the Beneficiary to the date of repayment to the Beneficiary in good and immediately available funds. If the Beneficiary takes any such action to cure any such default by the Trustor, the Beneficiary shall notify the Trustor thereof, provided however, that any failure by the Beneficiary so to notify the Trustor shall not entitle the Trustor to challenge or otherwise affect the validity of the Beneficiary's action or entitle the Trustor to any claim for damages or any other claims, offsets or setoffs against the Beneficiary.

    (b) The Trustor further covenants and agrees that:

         (i) It shall not surrender any leasehold estate and interest hereinabove described, nor terminate or cancel the Encumbered Lease prior to the expiration of its term, and that it shall not without the express written consent of the Beneficiary, which shall not be unreasonably withheld, modify, change, supplement, alter or amend the Encumbered Lease either orally or in writing, except if such modification, change, supplement, alteration or amendment reduces the term, increases the rent, materially increases Trustor's obligations under the Encumbered Lease, materially decreases the Trustor's rights under the Encumbered Lease or shall materially impair the Trustee's security interest in the Property or the rights and remedies of the Trustee under this Deed of Trust, in which cases the Beneficiary's consent may be withheld in its sole and absolute discretion. As further security for the repayment of the indebtedness secured hereby and for the performance of the covenants herein and in the Encumbered Lease contained, the Trustor hereby assigns to the Beneficiary all of its rights, privileges and prerogatives as lessee under the Encumbered Lease to terminate, cancel, modify, change, supplement, alter or amend the Encumbered Lease, and any termination, cancellation, modification, change, supplement, alteration or amendment of the Encumbered Lease without the prior written consent thereto by the Beneficiary, as set forth above and pursuant to the conditions set forth herein, shall be void and of no force and effect.

         (ii) No release or forbearance of any of the Trustor's obligations under the Encumbered Lease, pursuant to the Encumbered Lease or otherwise, shall release the Trustor from any of its obligations under this Deed of Trust, including, without limitation, its obligations with respect to the payment of rent as provided for in the Encumbered Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Encumbered Lease, to be kept, performed and complied with by the lessee therein.

         (iii) Unless the Beneficiary shall otherwise expressly consent in writing, the fee title to the Land, the Trustor's interest in the improvements on the Land and the leasehold estate created by the Encumbered Lease shall not merge and shall always remain separate and distinct, notwithstanding the union of said estates either in the lessor or in the lessee, or in a third party by purchase or otherwise. If notwithstanding the foregoing a merger of such fee and leasehold estate is deemed to have occurred, then this Deed of Trust shall nonetheless remain in full force and effect in accordance with the terms hereof and shall encumber the entire merged fee and leasehold estate.

         (iv) The Trustor will not appoint or consent to the appointment of an arbitrator pursuant to any provision of the Encumbered Lease so providing without the prior written consent of the Beneficiary, except to the extent the Encumbered Lease shall provide for such appointment. The Trustor shall promptly notify the Beneficiary in writing of any request made by the Trustor, as lessee under the Encumbered Lease, or the lessor thereunder, for arbitration proceedings pursuant to the Encumbered Lease and of the institution of any arbitration proceedings, as well as all proceedings thereunder. In addition, the Trustor shall promptly deliver to the Beneficiary a copy of the determination of the arbitrators in each such arbitration proceeding. The Beneficiary shall have the right to participate with the Trustor or on its own behalf as an interested party in accordance with the terms of the Encumbered Lease.

         (v) The Trustor shall not consent to the subordination of the Encumbered Lease to any mortgage, deed of trust or other lien on the fee interest of the lessor under the Encumbered Lease.

         (vi) If the Trustor acquires fee simple title or any other estate, title or interest in the Land, the Trustor shall promptly notify the Beneficiary of such acquisition and, upon receipt of a written request by the Beneficiary, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the opinion of the Beneficiary be required or desirable to carry out the intent and meaning of CLAUSE (III) above.

         (vii) Within ten (10) days after the Trustor's receipt of any notice of any motion, application or effort to reject the Encumbered Lease by the lessor thereunder or any trustee arising from or in connection with any case, proceeding or other action commenced or pending by or against such lessor under the Bankruptcy

    Code or any comparable provisions contained in any present or future Federal, state, local, foreign or other statute, law, rule or regulation ("COMPARABLE PROVISIONS"), the Trustor shall give notice thereof to the Beneficiary. The Trustor hereby (A) assigns to the Beneficiary any and all of the Trustor's rights as lessee under Section 365(h) of the Bankruptcy Code or any Comparable Provisions, and (B) covenants that it shall not elect to treat the Encumbered Lease as terminated pursuant to
    Section 365(h) of the Bankruptcy Code without first obtaining the prior written consent of the Beneficiary, and (C) agrees that any such election by the Trustor without such consent shall be null and void.

         (viii) Without limiting the generality of the foregoing, the Trustor hereby assigns, transfers and sets over to the Beneficiary all of the Trustor's claims and rights to the payment of damages arising from any rejection by the lessor under the Encumbered Lease under the Bankruptcy Code or any Comparable Provision. The Beneficiary shall have the right to proceed in its own name or in the name of the Trustor in respect of any claim, suit, action or proceeding relating to the rejection of the Encumbered Lease, including, without limitation, the right to file and prosecute, to the exclusion of the Trustor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessor thereunder under the Bankruptcy Code or any Comparable Provision. This assignment constitutes a present and irrevocable assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness shall have been satisfied and discharged in full. Any amounts received by the Beneficiary in damages arising out of the rejection of the Encumbered Lease as aforesaid shall be applied first to all reasonable costs and expenses of the Beneficiary (including, without limitation, reasonable attorneys' fees and disbursements), incurred in connection with the exercise of any of its rights or remedies under this SECTION 1.19.

         (ix) If there shall be filed by or against the Trustor a petition under the Bankruptcy Code or any Comparable Provision and the Trustor, as lessee under the Encumbered Lease, shall determine to reject the Encumbered Lease, the Trustor shall give the Beneficiary not less than thirty (30) days prior notice of the date on which the Trustor shall apply to the United States Bankruptcy Court or other judicial body with appropriate jurisdiction for authority to reject the Encumbered Lease; the Beneficiary shall have the right, but not the obligation, to serve upon the Trustor within such thirty
    (30) day period a notice stating that (a) the Beneficiary demands that the Trustor assume and assign the Encumbered Lease to the Beneficiary pursuant to Section 365 of the Bankruptcy Code or any Comparable Provision and
    (b) the Beneficiary covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Encumbered Lease. If the Beneficiary serves upon the Trustor the notice described in the preceding sentence, the Trustor shall not seek to reject the Encumbered Lease and shall comply with the demand provided for in subclause (a) of the preceding clause within thirty (30) days after the notice shall have been given subject to the performance by the Beneficiary of the covenant provided for in subclause (b) of the preceding clause. Effective upon the entry of an order for relief in respect of the Trustor under Chapter 7 of the Bankruptcy Code or any Comparable Provision, the Trustor hereby assigns and transfers to the Beneficiary a non-exclusive right to apply to the Bankruptcy Court or other judicial body with appropriate jurisdiction for an order extending the period during which the Encumbered Lease may be rejected or assumed.

         (x) The Trustor shall promptly give to the Beneficiary copies of (A) all notices of default or (B) any other communications or notices with respect to events which relate to the likely impairment of the security of this Deed of Trust which it shall give or receive under the Encumbered Lease and shall promptly notify the Beneficiary of any default under the Encumbered Lease on the part of the lessor or the Trustor thereunder.

         (xi) The Trustor shall notify the Beneficiary within ten (10) business days after the Trustor becomes aware of the transfer of the fee interest in the Land or any portion thereof.

    (c) The Trustor hereby represents and warrants that (i) to the best of its knowledge, the Encumbered Lease is in full force and effect, (ii) all rent and additional rent payable under the Encumbered Lease has been paid to the extent they were due and payable to the date hereof, and (iii) it has not received any written notices that any event of default has occurred under the Encumbered Lease and has no knowledge that any event has occurred which, with the giving of notice, the passage of time, or both, would constitute an event of default under the Encumbered Lease.

    (d) The Trustor hereby acknowledges that if the Encumbered Lease shall be terminated prior to the expiration of its term due to default by the lessee thereunder, and if the Beneficiary or its designee shall acquire from the lessor thereunder a new lease of the Real Estate or any portion thereof, the Trustor shall have no right, title or interest in or to such lease or the leasehold estate created thereby, or the options therein contained, if any.

    (e) None of the rights and privileges granted to the Trustor hereunder or under any other Loan Document is in any way intended to diminish or lessen the Trustor's obligations under subparagraph (a) of this SECTION 1.19.

    (f) Without the prior written consent of the Beneficiary, except as hereafter provided, the Trustor will not exercise or waive any of the Special Encumbered Lease Rights. Upon receipt of a reasonable and written request made by the Beneficiary, the Trustor will exercise any or all of the Special Encumbered Lease Rights. The Trustor hereby grants and assigns to the Beneficiary the right to exercise at any time any or all of the Special Encumbered Lease Rights by and on behalf of the Trustor and, upon request made by the Beneficiary, the Trustor will promptly (and in any event within ten (10) days after request) take such actions and execute such instruments as are requested by the Beneficiary to evidence to any third party the Beneficiary's rights to so exercise the Special Encumbered Lease Rights. Notwithstanding the assignment of the Special Encumbered Lease Rights to the Beneficiary, the Trustor shall retain the nonexclusive right to exercise, without the concurrence of the Beneficiary, any of the Special Encumbered Lease Rights other than the right to terminate the Encumbered Lease as a result of condemnation of the Land.

    SECTION 1.20. SECURITY AGREEMENT. With respect to the items of personal property and fixtures referred to and described in the Granting Clause of this Deed of Trust and included as part of the Trust Premises, this Deed of Trust is hereby made and declared to be a security agreement encumbering each and every item of personal property and fixtures now or hereafter owned by Trustor and included herein as a part of the Trust Premises, in compliance with the provisions of the Uniform
Commercial Code as enacted in the State.  In this respect (and notwithstanding the conveyance to the Trustee rather than directly to the Beneficiary as provided in this Deed of Trust), Trustor, as "Debtor", expressly grants to Beneficiary, as "Secured Party", a security interest in and to all of the property now or hereafter owned by Trustor which constitutes the personal property and fixtures hereinabove referred to and described in this Deed of Trust, including all extensions, accessions, additions, improvements, betterments, renewals, replacements and substitutions thereof or thereto, and all proceeds from the sale or other disposition thereof. Trustor agrees that Beneficiary may file this Deed of Trust, or a reproduction thereof, in the real estate records or other appropriate index, as, and this Deed of Trust shall be deemed to be, a financing statement filed as a fixture filing in accordance with California
Uniform Commercial Code Section 9402.   Any reproduction of this Deed of
Trust or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Trustor agrees to execute and deliver to Beneficiary, upon Beneficiary's request, any other security agreement and financing statements, as well as extensions, renewals, and amendments thereof, and reproductions of this Deed of Trust, in such form as Beneficiary may require to perfect a security interest with respect to said items. Trustor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require. Without the prior written consent of Beneficiary, Trustor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the above-described personal property and fixtures, including any replacements and additions thereto. Upon the occurrence of an Event of Default under this Deed of Trust, or any other violation of the covenants, terms and conditions of the security agreement contained herein, the Beneficiary shall have and shall be entitled to exercise any and all of the rights and remedies (i) as prescribed in this Deed of Trust, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory provisions now or hereafter enacted and specified in said Uniform Commercial Code, all at Beneficiary's sole election. Trustor and Beneficiary agree that the filing of any financing statements in the records normally having to do with personal property shall not in any way affect the agreement of Trustor and Beneficiary that everything located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of, the Trust Premises, which is described or reflected as a fixture in this Deed of Trust, is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the Real Estate conveyed hereby. Trustor warrants that Trustor's name, identity and address are as set forth herein. The mailing address of the Beneficiary from which information may be obtained concerning the security interest created herein is also set forth herein. This information hereof is provided in order that this Deed of Trust shall comply with the requirements of the Uniform Commercial Code as enacted in the State for instruments to be filed as financing statements. In accordance with California Uniform Commercial Code Section 9402, this Deed of Trust shall remain effective as a fixture filing until this Deed of Trust is released or satisfied of record or its effectiveness otherwise terminates as to the Trust Premises.

    SECTION 1.21. REPRESENTATIONS AND WARRANTIES. In order to induce the Beneficiary to enter into this Deed of Trust, the Credit Agreement and the other Loan Documents, the Trustor agrees that all of the representations and warranties set forth in the Credit Agreement are incorporated into this Deed of Trust by reference as if fully set forth herein.

    SECTION 1.22. TRUSTOR'S COVENANTS. In order to induce the Beneficiary to enter into this Deed of Trust, the Credit Agreement and the other Loan Documents, the Trustor agrees that all of the covenants set forth in the Credit Agreement are incorporated into this Deed of Trust by reference as if fully set forth.


                                      ARTICLE II

                    INSURANCE; DAMAGE, DESTRUCTION OR TAKING, ETC.

    SECTION 2.1.  INSURANCE.

    SECTION 2.1.1. RISKS TO BE INSURED. The Trustor will, at its expense, maintain or cause to be maintained by insurance carriers that meet the standards set forth below: (a) insurance with respect to the Improvements against loss or damage by fire, lightning and such other risks as are included in standard "all-risk" policies, in amounts sufficient to prevent the Trustor, the Trustee and the Beneficiary from becoming a co-insurer of any partial loss under the applicable policies, but in any event in amounts not less than the then full insurable value (actual replacement value) of the Improvements, as determined by the Trustor in accordance with generally accepted insurance practice and reasonably approved by the Beneficiary or, at the request of the Beneficiary, as determined at the Trustor's expense by the insurer or insurers or by an expert reasonably approved by the Beneficiary, (b) comprehensive public liability, including bodily injury and product liability and property damage insurance, with personal injury endorsements, applicable to the Property in such amounts as are usually carried by Persons of comparable size engaged in the same or similar business and similarly situated in the same general locality, but in any event with a combined single limit of not less than Twenty Million
Dollars ($20,000,000) per occurrence, (c) explosion insurance in respect of any steam and pressure boilers and similar apparatus located in the Property in such amounts as are usually carried by Persons of comparable size engaged in the same or a similar business and similarly situated the same general locality, but in any event in an amount not less than Twenty Million Dollars ($20,000,000), (d) business interruption insurance (including added expense coverage) against all insurable perils for a period of not fewer than twelve
(12) months (subject to a reasonable aggregate deductible not exceeding five
(5) days per annum), and (e) worker's compensation insurance to the full extent required by applicable law for all employees of the Trustor engaged in any work on or about the Property and employer's liability insurance with a limit of not less than Ten Million Dollars ($10,000,000) for each occurrence.

    All such insurance shall be provided (i) by insurers authorized by Lloyds of London to underwrite such risks, (ii) by insurers having an A.M. Best policyholders rating of not less than A- (except with respect to insurers providing workers compensation insurance, in which case such insurers shall have an A.M. Best policyholders rating of not less than B+) or (iii) by such other insurers as the Beneficiary may approve in writing; PROVIDED, HOWEVER, that if the rating of any of the insurers providing insurance hereunder is downgraded, the Trustor shall only be required to obtain replacement insurance with an insurer satisfying the requirements hereof at the stated expiration of the insurance policy maintained with the insurer whose rating was so downgraded.

    SECTION 2.1.2. POLICY PROVISIONS. All insurance maintained by the Trustor pursuant to SECTION 2.1.1 shall (a) (except for worker's compensation insurance) name the Trustor as the insured with the Beneficiary named as mortgagee and loss payee, (b) (except for worker's compensation and public liability insurance) provide that the proceeds for any losses shall be adjusted by the Trustor subject to the reasonable approval of the Beneficiary in the event the proceeds shall exceed Two Hundred Fifty Thousand Dollars ($250,000), and shall be payable to the Beneficiary, to be held and applied as provided in SECTION 2.3,
(c) include effective waivers by the insurer of all rights of subrogation against any named insured, the indebtedness secured by this Deed of Trust and the Property and all claims for insurance premiums against the Trustee and the Beneficiary, (d) provide that any losses shall be payable notwithstanding
(i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured,
(ii) the occupation or use of the Property for purposes more hazardous than permitted by the terms thereof, (iii) any foreclosure or other action or proceeding taken by the Beneficiary pursuant to any provision of this Deed of Trust, or (iv) any change in title or ownership of the Property, (e) provide that no cancellation, reduction in amount or material change in coverage thereof or any portion thereof shall be effective until at least ten (10) days after receipt by the Beneficiary of written notice thereof, (f) provide that any notice under such policies shall be simultaneously delivered to the Beneficiary, and (g) be reasonably satisfactory in all other material respects to the Beneficiary. Any insurance maintained pursuant to this SECTION 2.1 may be evidenced by blanket insurance policies covering the Property and other properties or assets of the Trustor, and shall in all other respects comply with the requirements of this SECTION 2.1.

    SECTION 2.1.3. DELIVERY OF POLICIES, ETC. The Trustor will deliver to the Beneficiary, promptly upon request: (a) certified copies of all policies evidencing all insurance required to be maintained under SECTION 2.1.1 (or, in the case of blanket policies, certificates thereof by the insurers together with a copy of each blanket policy), and (b) evidence, in the form of receipted bills, as to the payment of all premiums due thereon (with respect to public liability insurance policies, all installments for the current year due thereon to such date), PROVIDED THAT the Beneficiary shall not be deemed by reason of its custody of such policies to have knowledge of the contents thereof.

The Trustor will also deliver to the Beneficiary not later than thirty (30) days prior to the expiration of any policy a binder or certificate of the insurer evidencing the replacement thereof. In the event the Trustor shall fail to effect or maintain any insurance required to be effected or maintained pursuant to the provisions of this SECTION 2.1, the Trustor will indemnify the Trustee and the Beneficiary against damage, loss or liability resulting from all risks for which such insurance should have been effected or maintained.

    SECTION 2.1.4. SEPARATE INSURANCE. The Trustor will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this SECTION 2.1.

    SECTION 2.2. DAMAGE, DESTRUCTION OR TAKING; TRUSTOR TO GIVE NOTICE; ASSIGNMENT OF AWARDS. In case of

         (a) any damage to or destruction of the Trust Premises or any part thereof, or

         (b) any taking, whether for permanent or temporary use, of all or any part of the Trust Premises or any interest therein or right accruing thereto, as the result of or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Trust Premises or any portion thereof (a "TAKING"), or the commencement of any proceedings or negotiations which may result in a Taking, the Trustor will promptly give written notice thereof to the Trustee and the Beneficiary, generally describing the nature and extent of such damage or destruction and the Trustor's best estimate of the cost of restoring the Trust Premises, or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. Subject to Section 2.3, the Beneficiary shall be entitled to all insurance proceeds payable on account of such damage or destruction and to all awards or payments allocable to the Trust Premises on account of such Taking and the Trustor hereby irrevocably assigns, transfers and sets over to the Beneficiary all rights of the Trustor to any such proceeds, awards or payments and irrevocably authorizes and empowers the Beneficiary, at its option, in the name of the Trustor or otherwise, to file and prosecute what would otherwise be the Trustor's claim for any such proceeds, award or payment and to collect, receipt for and retain the same for disposition in accordance with SECTION 2.3. The Trustor will pay all reasonable costs and expenses incurred by the Trustee or the Beneficiary in connection with any such damage, destruction or Taking and seeking and obtaining any insurance proceeds, awards or payments in respect thereof.

    SECTION 2.3. APPLICATION OF PROCEEDS AND AWARDS. The Beneficiary may, at its option, apply all amounts recovered under any insurance policy required to be maintained by the Trustor hereunder and all awards received by it on account of any Taking in any one or more of the following ways:

         (a) to the payment of the reasonable costs and expenses incurred by the Trustee, or the Beneficiary, in obtaining any such insurance proceeds or awards, including the fees and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other out-of-pocket expenses;


         (b) to the payment of the principal of the Credit Extensions and any interest (including post-petition interest payable in any proceedings for bankruptcy under applicable law ("POST PETITION INTEREST") to the extent such interest is a Secured Obligation) accrued and unpaid thereon, without regard to whether any portion or all of such amounts shall be matured or unmatured, together with interest at the rate provided for in the Credit Agreement on any overdue principal and (to the extent permitted by applicable law) interest; and, in case such amount shall be insufficient to pay in full all such amounts, then such amount shall be applied, FIRST, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) accrued on the Credit Extensions and unpaid, SECOND, to the payment of all amounts of principal at the time outstanding;

         (c) to the payment of, or the application to, any Secured Obligation (other than as provided in clause (b) above);

         (d) to fulfill any of the other covenants contained herein, in the Credit Agreement, or in any other Loan Document, as the Beneficiary may determine in its sole discretion;

         (e) to the Trustor for application to the cost of restoring the Trust Premises and the replacement of Goods destroyed, damaged or taken; or

         (f)  to the Trustor.

    Notwithstanding the foregoing provisions of this SECTION 2.3 to the contrary (but subject to the provisions of SECTION 2.4), and if each of the following conditions is satisfied, the Beneficiary, upon request of the Trustor, shall apply insurance proceeds or condemnation awards received by it to the restoration or replacement of the Trust Premises, to the extent necessary for the restoration or replacement thereof:

              (i) there shall then exist no uncured Default of which Trustor has received notice thereof;

              (ii) the Trustor shall furnish to the Beneficiary a certificate of an architect or engineer reasonably acceptable to the Beneficiary stating (x) that the Trust Premises is capable of being restored, prior to the maturity of the Credit Agreement, to substantially the same condition as existed prior to the casualty or Taking, (y) the aggregate estimated direct and indirect costs of such restoration and
         (z) as to any Taking, that the property taken in such Taking, or sold under threat thereof, is not necessary to the Trustor's customary use or occupancy of the Property; and

              (iii) in the event that the estimated cost of restoration set forth in the certificate of such architect or engineer (and such revisions to such estimate as are from time to time made) exceeds the net insurance proceeds or condemnation awards actually received from time to time, the Trustor shall deposit the amount of such excess with the Beneficiary.

    In the event that such insurance proceeds or condemnation awards are to be utilized in the restoration of the Trust Premises, the Beneficiary shall disburse such Proceeds and the additional amounts deposited by the Trustor for such restoration after receipt of a written request for disbursement, on not fewer than five (5) nor more than twelve (12) Business Days notice and, to the extent applicable, in accordance with customary construction loan procedures and conditions. In the event that such insurance or condemnation awards are to be utilized to replace the Trust Premises so destroyed or taken, the Beneficiary shall disburse such Proceeds after receipt of a written request for disbursement, on not fewer than five (5) Business Days nor more than twelve (12) Business Days notice simultaneously with the acquisition of such replacement property by the Trustor. In the event that, after the restoration or replacement of the Trust Premises, any insurance or condemnation awards shall remain, such amount shall be paid to the Trustor. Insurance proceeds and condemnation awards shall be invested in the manner reasonably requested by the Trustor and approved by the Beneficiary, and all interest earned thereon shall be applied as provided in this SECTION 2.3.
If, prior to the receipt by the Beneficiary of such insurance proceeds or condemnation awards, the Trust Premises shall have been sold on foreclosure, the Beneficiary shall have the right to receive said insurance proceeds or condemnation awards to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment shall have been sought or recovered or denied, and the reasonable attorneys' fees, costs and disbursements incurred by the Beneficiary in connection with the collection of such award or payment.

    SECTION 2.4 TOTAL TAKING AND TOTAL DESTRUCTION. In the event of a Total Destruction or a Total Taking, the Beneficiary shall apply all amounts recovered under any insurance policy referred to in SECTION 2.1.1 and all awards received by it on account of any such Taking as follows:

         (a) first, to the payment of the reasonable costs and expenses incurred by the Beneficiary in obtaining any such insurance proceeds or awards, including the fees and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other out-of-pocket expenses;

         (b) second, to the payment of the principal of the Credit Extensions and any interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) accrued and unpaid thereon, without regard to whether any portion or all of such amounts shall be matured or unmatured, together with interest at the rate provided for in the Credit Agreement on any overdue principal and (to the extent permitted by applicable law) interest; and, in case such amount shall be insufficient to pay in full all such amounts, then such amount shall be applied, FIRST, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) accrued on the Credit Extensions and unpaid, and SECOND, to the payment of all amounts of principal at the time outstanding;

         (c) third, to the payment of, or the application to, any Secured Obligation (other than as provided in CLAUSE (B) above);

         (d) fourth, to fulfill any of the other covenants contained herein as the Beneficiary may determine; and

         (e)  fifth, the balance, if any, to the Trustor.


                                     ARTICLE III

                          EVENTS OF DEFAULT; REMEDIES, ETC.

    SECTION 3.1. EVENTS OF DEFAULT; ACCELERATION. If an "Event of Default" (pursuant to and as defined in the Credit Agreement) shall have occurred, then and in any such event the Beneficiary may at any time thereafter (unless all Events of Default shall theretofore have been remedied and all costs and expenses, including, without limitation, attorneys' fees and expenses incurred by or on behalf of the Beneficiary, shall have been paid in full by the Trustor) declare, by written notice to the Trustor, the Loans and all other Secured Obligations to be due and payable immediately or on a date specified in such notice, (provided that, upon the occurrence of any Event of Default described in Section 10.1.9. of the Credit Agreement, the Loans and all other Secured Obligations shall automatically become due and payable), and on such date the same shall be and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which the Trustor hereby waives. The Trustor will pay on demand all costs and expenses, including without limitation, attorneys' fees and expenses, incurred by or on behalf of the Beneficiary in enforcing this Deed of Trust, or any other Loan Document, or occasioned by any default hereunder or thereunder.

    SECTION 3.2. LEGAL PROCEEDINGS; FORECLOSURE. If an Event of Default shall have occurred, the Trustee at any time may, at its election, proceed at law or in equity or otherwise to enforce the payment and performance of the Secured Obligations in accordance with the terms hereof and thereof and to foreclose the lien of this Deed of Trust as against all or any part of the Trust Premises and to have the same sold under the judgment or decree of a court of competent jurisdiction. The Beneficiary shall be entitled to recover in such proceedings all costs incident thereto, including the Trustee's fees and attorneys' fees and expenses in such amounts as may be fixed by the court.

    SECTION 3.3. POWER OF SALE. If an Event of Default shall have occurred, the Trustee may grant, bargain, sell, assign, transfer, convey and deliver the whole or, from time to time, any part of the Trust Premises, or any interest in any part thereof, at any private sale or at public auction, with or without demand, advertisement or notice, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Trustee in its uncontrolled discretion may determine, or as may be required by law, and upon such sale the Trustee may execute and deliver to the purchaser(s) instruments of conveyance pursuant to the terms hereof and to applicable laws. Without limiting the authority granted in this SECTION 3.3, the Trustee shall, without demand on the Trustor, after the lapse of such time as may then be required by law, and notice of default and notice of sale having been given as then required by law, sell the Trust Premises on the date and at the time and place designated in the notice of sale, either as a whole or in separate parcels and in such order as the Trustee may determine, but subject to any statutory right of the Trustor to direct the order in which such property, if consisting of several known lots, parcels or interests, shall be sold, at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The Person conducting the sale may, for any cause deemed expedient, postpone the sale from time to time until it shall be completed and, in every such case, notice of postponement shall be given by public declaration thereof by such Person at the time and place last appointed for the sale. The Trustee shall execute and deliver to the purchaser at any such sale a trustee's deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such trustee's deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including the Trustee or Beneficiary, may bid at the sale. The Trustee shall apply the proceeds of the sale, to the extent consistent with this Deed of Trust, to the payment of (a) the costs and expenses of exercising the power of sale and of the sale, including the payment of attorneys' fees and costs, (b) the cost of any evidence of title procured in connection with such sale, (c) all sums expended under the terms hereof in conjunction with any default provision hereof, not then repaid, with accrued interest at the rate provided for in the Credit Agreement from the date of incurrence, (d) outstanding principal and interest under the Credit Agreement, (e) all Secured Obligations (other than as provided in clause (d) above). The Trustee shall give the remainder, if any, of the proceeds of the sale to the Person or Persons legally entitled thereto, or the Trustee, in the Trustee's discretion, may deposit the balance of such proceeds with any court or public official authorized to receive such proceeds.

    SECTION 3.4. UNIFORM COMMERCIAL CODE REMEDIES. If an Event of Default shall have occurred, the Beneficiary may exercise from time to time and at any time any rights and remedies available to it under applicable law upon default in the payment of indebtedness, including, without limitation, any right or remedy available to it as a secured party under the Uniform Commercial Code of the State. The Trustor shall, promptly upon request by the Trustee or the Beneficiary, assemble the Trust Premises, or any portion thereof generally described in such request, and make it available to the Trustee or the Beneficiary, at such place or places designated by the Trustee or the Beneficiary, and reasonably convenient to the Trustee or the Beneficiary. If the Beneficiary elects to proceed under the Uniform Commercial Code of the State to dispose of portions of the Trust Premises, the Trustee or the Beneficiary, at their respective option, may give the Trustor notice of the time and place of any public sale of any such property, or of the date after which any private sale or other disposition thereof is to be made, by sending notice by registered or certified first class mail, postage prepaid, to the Trustor at least ten (10) days before the time of the sale or other disposition. If any notice of any proposed sale, assignment or transfer by the Beneficiary of any portion of the Trust Premises or any interest therein is required by law, the Trustor conclusively agrees that ten (10) days notice to the Trustor of the date, time and place (and, in the case of a private sale, the terms) thereof is reasonable.

    SECTION 3.5.  TRUSTEE AND BENEFICIARY AUTHORIZED TO EXECUTE DEEDS, ETC.
The Trustor irrevocably appoints the Trustee and the Beneficiary (which appointment is coupled with an interest) the true and lawful attorney of the Trustor, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement hereof, whether pursuant to power of sale, foreclosure or otherwise, to execute and deliver all such deeds, bills of sale, assignments, assignments of Encumbered Lease, releases and other instruments as may designated in any such request.

    SECTION 3.6. PURCHASE OF TRUST PREMISES BY BENEFICIARY. The Beneficiary may be a purchaser of the Trust Premises or of any part thereof or of any interest therein at any sale thereof, whether pursuant to power of sale, foreclosure or otherwise, and the Beneficiary may apply upon the purchase price thereof the indebtedness secured hereby owing to the Beneficiary. Such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the security interest and lien of this Deed of Trust and free of all rights of redemption in the Trustor.

    SECTION 3.7. RECEIPT A SUFFICIENT DISCHARGE TO PURCHASER. Upon any sale of the Trust Premises or any part thereof or any interest therein, whether pursuant to power of sale, foreclosure or otherwise, the receipt of the Trustee or the officer making the sale under judicial proceedings shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obliged to see to the application thereof.

    SECTION 3.8. WAIVER OF APPRAISEMENT, VALUATION, ETC. The Trustor hereby waives, to the fullest extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Trust Premises or any part thereof or any interest therein.

    SECTION 3.9. SALE A BAR AGAINST TRUSTOR. Any sale of the Trust Premises or any part thereof or any interest therein under or by virtue of this Deed of Trust, whether pursuant to power of sale, foreclosure or otherwise, shall forever be a bar, against the Trustor.

    SECTION 3.10. SECURED OBLIGATIONS TO BECOME DUE ON SALE. Upon any sale of the Trust Premises or any portion thereof or interest therein by virtue of the exercise of any remedy by the Trustee or the Beneficiary under or by virtue of this Deed of Trust, whether pursuant to power of sale, foreclosure or otherwise in accordance with this Deed of Trust or by virtue of any other remedy available at law or in equity or by statute or otherwise, at the option of the Trustee or the Beneficiary any sums or monies due and payable pursuant to the Credit Agreement, the Loan Documents and in connection with the Loans and/or the Secured Obligations, shall, if not previously declared due and payable, immediately become due and payable, together with interest accrued thereon, and all other indebtedness which this Deed of Trust by its terms secures.

    SECTION 3.11. APPLICATION OF PROCEEDS OF SALE AND OTHER MONEYS. The proceeds of any sale of the Trust Premises or any part thereof or any interest therein under or by virtue of this Deed of Trust, whether pursuant to power of sale, foreclosure or otherwise, and all other moneys at any time held by the Trustee or the Beneficiary as part of the Trust Premises, shall be applied in such order of priority as the Beneficiary shall determine in its sole and absolute discretion including, without limitation, as follows:


         (a) first, to the payment of the reasonable costs and expenses of such sale (including, without limitation, the cost of evidence of title and the costs and expenses, if any, of taking possession of, retaining custody over, repairing, managing, operating, maintaining and preserving the Trust Premises or any part thereof prior to such sale), all reasonable costs and expenses incurred by the Trustee, the Beneficiary, or any other Person in obtaining or collecting any insurance proceeds, condemnation awards or other amounts received by the Beneficiary, all reasonable costs and expenses of any receiver of the Trust Premises or any part thereof, and any Impositions or other charges or expenses prior to the security interest or lien of this Deed of Trust, which the Trustee or the Beneficiary may consider it necessary or desirable to pay;

         (b) second, to the payment of any Secured Obligation (other than those set forth in Section 3.11(c) below);

         (c) third, to the payment of all amounts of principal of and interest (including Post-Petition

    Interest to the extent such interest is a Secured Obligation) at the time due and payable under the Credit Agreement at the time outstanding (whether due by reason of maturity or by reason of any prepayment requirement or by declaration or acceleration or otherwise), including interest at the rate provided for in the Credit Agreement on any overdue principal and (to the extent permitted under applicable law) on any overdue interest; and, in case such moneys shall be insufficient to pay in full such principal and interest, then, FIRST, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) at the time due and payable and, SECOND, to the payment of all amounts of principal at the time due and payable under the Credit Agreement; and

         (d) fourth, the balance, if any, held by the Trustee or the Beneficiary after payment in full of all amounts referred to in subdivisions SECTIONS 3.11 (A), (B) and (C) above, shall, unless a court of competent jurisdiction may otherwise direct by final order not subject to appeal, be paid to or upon the direction of the Trustor.

    SECTION 3.12. APPOINTMENT OF RECEIVER. If an Event of Default shall have occurred, the Beneficiary shall, as a matter of right, without notice, and without regard to the adequacy of any security for the indebtedness secured hereby or the solvency of the Trustor, be entitled to the appointment of a receiver for all or any part of the Trust Premises, whether such receivership be incidental to a proposed sale of the Trust Premises or otherwise, and the Trustor hereby consents to the appointment of such a receiver and will not oppose any such appointment.

    SECTION 3.13. POSSESSION, MANAGEMENT AND INCOME. If an Event of Default shall have occurred, in addition to, and not in limitation of, the rights and remedies provided in SECTION 1.14, the Trustee or the Beneficiary upon five (5) days notice to the Trustor, may enter upon and take possession of the Trust Premises or any part thereof by force, summary proceeding, ejectment or otherwise and may remove the Trustor and all other Persons and any and all property therefrom and may hold, operate, maintain, repair, preserve and manage the same and receive all earnings, income, Rents, issues and Proceeds accruing with respect thereto or any part thereof. The Trustee and the Beneficiary shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management, except that any amounts so received by the Trustee or the Beneficiary shall be applied to pay all costs and expenses of so entering upon, taking possession of, holding, operating, maintaining, repairing, preserving and managing the Trust Premises or any part thereof, and any Impositions or other charges prior to the lien and security interest of this Deed of Trust which the Trustee or the Beneficiary may consider it necessary or desirable to pay, and any balance of such amounts shall be applied as provided in Section 3.11.

    SECTION 3.14. RIGHT OF TRUSTEE AND THE BENEFICIARY TO PERFORM TRUSTOR'S COVENANTS, ETC. If the Trustor shall fail to make any payment or perform any act required to be made or performed hereunder or under the Credit Agreement or any other Loan Document, the Beneficiary, subject to twenty (20) days' prior written notice to the Trustor (except that no prior notice shall be required in the case of an emergency or where the failure to make such payment or perform such obligation could affect the priority of the lien of this Deed of Trust) without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Trustor, and may enter upon the Trust Premises for such purpose and take all such action thereon as, in either the Trustee's or the Beneficiary's opinion, may be necessary or appropriate therefor. No such entry and no such action shall be deemed an eviction of any lessee of the Property or any part thereof. All sums so paid by the Trustee or the Beneficiary, and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the rate provided for in Section 5.2.2. of the Credit Agreement from the date of payment or incurring, shall constitute additional indebtedness under the Credit Agreement secured by this Deed of Trust and shall be paid by the Trustor to the Trustee or the Beneficiary, as the case may be, on demand.

    SECTION 3.15. SUBROGATION. To the extent that either of the Trustee or the Beneficiary, on or after the date hereof, pays any sum due under any provision of any Legal Requirement or any instrument creating any lien prior or superior to the lien of this Deed of Trust, or the Trustor or any other Person pays any such sum with the proceeds of the loan evidenced by the Credit Agreement, the Trustee and/or the Beneficiary shall have and be entitled to a lien on the Trust Premises equal in priority to the lien discharged, and the Trustee and/or the Beneficiary shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit the Beneficiary in securing the Secured Obligations.

    SECTION 3.16. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Trustee and/or the Beneficiary provided for in this Deed of Trust, the Credit Agreement, or any other Loan Document, or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Deed of Trust, the Credit Agreement or any other Loan Document, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Trustee or the Beneficiary of any one or more of the rights, powers or remedies provided for in this Deed of Trust, the Credit Agreement, or any other Loan Document, or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Trustee or the Beneficiary of any or all such other rights, powers or remedies.

    SECTION 3.17. PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Deed of Trust may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Deed of Trust or any application thereof shall be invalid or unenforceable, the remainder of this Deed of Trust and any other application of such term shall not be affected thereby.

    SECTION 3.18.  NO WAIVER, ETC.  No failure by the Trustee or the
Beneficiary to insist upon the strict performance of any term hereof or of the Credit Agreement, or of any other Loan Document, or to exercise any right, power or remedy consequent upon a breach hereof or thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Deed of Trust, which shall continue in full force and effect with respect to any other then existing or subsequent breach. By accepting payment or performance of any amount or other Secured Obligations secured hereby before or after its due date, neither the Trustee nor the Beneficiary shall be deemed to have waived its right either to require prompt payment or performance when due of all other amounts and Secured Obligations payable hereunder or to declare a default for failure to effect such prompt payment.

    SECTION 3.19. COMPROMISE OF ACTIONS, ETC. Any action, suit or proceeding brought by the Trustee or the Beneficiary pursuant to any of the terms of this Deed of Trust, the Credit Agreement, any other Loan Document, or otherwise, and any claim made by the Trustee or the Beneficiary hereunder or thereunder, may be compromised, withdrawn or otherwise dealt with by the Trustee or the Beneficiary without any notice to or approval of the Trustor.


                                      ARTICLE IV

                                     DEFINITIONS

    SECTION 4.1. TERMS DEFINED IN THIS DEED OF TRUST. When used herein the following terms have the following meanings:

    "AGENT" shall have the meaning set forth in the Credit Agreement.

    "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. Sections 101 ET SEQ.), as amended from time to time, and any successor statute.

    "BENEFICIARY" shall have the meaning set forth in the PREAMBLE.

    "BORROWERS" shall have the meaning set forth in the second recital.

    "BORROWING" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN AGENT" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN BORROWER" shall have the meaning set forth in the second recital.

    "CANADIAN FACILITY" shall have the meaning set forth in the Credit
Agreement.

    "CANADIAN ISSUERS" shall have the meaning set forth in the Credit
Agreement.

    "CANADIAN LENDERS" shall have the meaning set forth in the Credit
Agreement.

    "CANADIAN LETTER OF CREDIT" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN LETTER OF CREDIT OUTSTANDINGS" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN REVOLVING LOAN" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN REVOLVING LOAN COMMITMENT" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN REVOLVING LOAN COMMITMENT AMOUNT" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN REVOLVING LOAN COMMITMENT TERMINATION DATE" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN SUBSIDIARY" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN SWING LINE LENDER" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN SWING LINE LOAN" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN SWING LINE LOAN COMMITMENT" shall have the meaning set forth in the Credit Agreement.

    "CDN $" shall have the meaning set forth in the Credit Agreement.

    "COMMITMENT" shall have the meaning set forth in the Credit Agreement.

    "COMPARABLE PROVISIONS" shall have the meaning set forth in SECTION
1.19(B).

    "CONTRACTS" shall have the meaning set forth in CLAUSE (H) of the GRANTING CLAUSE.

    "CREDIT AGREEMENT" shall have the meaning set forth in the SECOND RECITAL.

    "CREDIT EXTENSIONS" shall have the meaning set forth in the the SECOND RECITAL.

    "DEED OF TRUST" shall have the meaning set forth in the PREAMBLE.

    "DEFAULT" means any Event of Default or any condition or event which, after notice or lapse of time, or both, would constitute an Event of Default.

    "ENCUMBERED LEASE" means, individually, the lease described on Schedule 3 annexed hereto and made a part hereof, as each such lease may be amended, restated or otherwise modified from time to time.

    "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all valid and enforceable Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to any law, regulation, or order relating to the use, handling, or disposal of any Hazardous Material, any law, regulation, or order relating to Remedial Action, and any law, regulation, or order relating to workplace or worker safety and health, as such Requirements of Law are promulgated by the specifically authorized agency responsible for administrating such Requirements of Law.

    "EVENT OF DEFAULT" shall mean (i) an "Event of Default" as defined in the Credit Agreement or (ii) a termination, cancellation or surrender of any Encumbered Lease prior to its stated expiration date.

    "GOODS" shall have the meaning set forth in CLAUSE (C) of the GRANTING
CLAUSE.

    "HAZARDOUS MATERIAL" shall have the meaning set forth in the Credit
Agreement.

    "HEREIN", "HEREOF", "HERETO", and "HEREUNDER" and similar terms refer to this Deed of Trust and not to any particular Section, paragraph or provision of this Deed of Trust.

    "IMPOSITIONS" shall have the meaning set forth in SECTION 1.5.

    "IMPROVEMENTS" shall have the meaning set forth in CLAUSE (B) of the GRANTING CLAUSE.

    "INDEMNIFIED PARTIES" shall have the meaning set forth in SECTION 1.16.

    "INSURANCE REQUIREMENTS" shall have the meaning set forth in PARAGRAPH (A) of SECTION 1.6.

    "INTANGIBLES" shall have the meaning set forth in CLAUSE (D) of the GRANTING CLAUSE.

    "ISSUER" shall have the meaning set forth in the Credit Agreement.

    "LAND" shall have the meaning set forth in the FIRST RECITAL.

    "LEASES" shall have the meaning set forth in CLAUSE (E) of the GRANTING CLAUSE.

    "LEGAL REQUIREMENTS" shall have the meaning set forth in PARAGRAPH (B) of
SECTION 1.6.

    "LEINER" shall have the meaning set forth in the PREAMBLE.

    "LENDERS" shall have the meaning set forth in the Credit Agreement.

    "LETTER OF CREDIT" shall have the meaning set forth in the Credit
Agreement.

    "LHPG" shall have the meaning set forth in the SECOND RECITAL.

    "LOAN DOCUMENTS" shall have the meaning set forth in the Credit Agreement.

    "LOANS" shall have the meaning set forth in the Credit Agreement.

    "NOTES" shall have the meaning set forth in the Credit Agreement.

    "OBLIGATIONS" shall have the meaning set forth in the Credit Agreement.

    "OBLIGOR" shall mean each Person having any liabilities, obligations, duties or responsibilities under the Credit Agreement or any Loan Document.

    "OTHER OBLIGATIONS" shall have the meaning set forth in clause (k) of
Section 5.17.

    "OTHER PARTIES" shall have the meaning set forth in clause (k) of Section 5.17.

    "PERMITS" shall have the meaning set forth in CLAUSE (G) of the GRANTING CLAUSE.

    "PERMITTED ENCUMBRANCES" shall have the meaning set forth in SECTION 1.2.

    "PERSON" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency or officer.

    "PLANS" shall have the meaning set forth in CLAUSE (F) of the GRANTING
CLAUSE.

    "POST-PETITION INTEREST" shall have the meaning set forth in SECTION 2.3.

    "PROCEEDS" shall have the meaning set forth in CLAUSE (K) of the GRANTING CLAUSE.

    "PROPERTY" shall have the meaning set forth in CLAUSE (B) of the GRANTING CLAUSE.

    "REAL ESTATE" shall have the meaning set forth in CLAUSE (A) of the GRANTING CLAUSE.

    "RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Hazardous Material through or in the air, soil, surface water, groundwater or Property.

    "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Hazardous Material in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous Material; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

    "RENTS" shall have the meaning set forth in CLAUSE (J) of the GRANTING
CLAUSE.

    "RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE"

    "SCOTIABANK" shall have the meaning set forth in the SECOND RECITAL.

    "SECURED OBLIGATIONS" means all Obligations now or hereafter existing under the Credit Agreement, and all obligations (monetary or otherwise) arising under or in connection with the Notes and each other Loan Document, whether for principal, interest, costs, fees, expenses or otherwise, and all other obligations of the Trustor and each Obligor under any Loan Document, including, without limitation, any Subsidiary Guaranty, howsoever created, arising or now or hereafter existing or due or to become due.

    "SPECIAL ENCUMBERED LEASE RIGHTS" shall have the meaning set forth in CLAUSE (K) of the GRANTING CLAUSE.

    "STATE" means the State of California.

    "STATED AMOUNT" shall have the meaning set forth in the Credit Agreement.

    "SUBSIDIARY GUARANTY" shall have the meaning set forth in the Credit Agreement.

    "SWING BANKS" shall have the meaning set forth in the Credit Agreement

    "TAKING" shall have the meaning set forth in CLAUSE (B) of SECTION 2.2.

    "TERM LOAN" shall have the meaning set forth in the Credit Agreement.

    "TERM B LOAN" shall have the meaning set forth in the Credit Agreement.

    "TERM B LOAN COMMITMENT" shall have the meaning set forth in the Credit Agreement.

    "TERM C LOAN" shall have the meaning set forth in the Credit Agreement.

    "TERM C LOAN COMMITMENT" shall have the meaning set forth in the Credit Agreement.

    "TOTAL DESTRUCTION" means any damage to or destruction of the Improvements or any part thereof which, in the reasonable estimation of the Beneficiary shall require the expenditure of an amount in excess of fifty percent (50%) of the replacement value of the Property to restore the Improvements to substantially the same condition of the Improvements immediately prior to such damage or destruction.

    "TOTAL TAKING" means a Taking, whether permanent or for temporary use, which, in the good faith judgment of the Beneficiary, shall substantially interfere with the normal operation of the Property by the Trustor.

    "TRUSTEE" shall have the meaning set forth in the preamble.

    "TRUSTOR" shall have the meaning set forth in the PREAMBLE.

    "TRUST PREMISES" shall have the meaning set forth in the GRANTING CLAUSE.

    "U.S. AGENT" shall have the meaning set forth in the Credit Agreement.

    "U.S. ALTERNATE BASE RATE" shall have the meaning set forth in the Credit Agreement.

    "U.S. BORROWER" shall have the meaning set forth in the SECOND RECITAL.

    "U.S. FACILITY" shall have the meaning set forth in the Credit Agreement.

    "U.S. ISSUERS" shall have the meaning set forth in the Credit Agreement.

    "U.S. LENDERS" shall have the meaning set forth in the Credit Agreement.

    "U.S. LETTER OF CREDIT" shall have the meaning set forth in the Credit Agreement.

    "U.S. LETTER OF CREDIT OUTSTANDINGS" shall have the meaning set forth in the Credit Agreement.

    "U.S. REVOLVING LOAN" shall have the meaning set forth in the Credit Agreement.

    "U.S. REVOLVING LOAN COMMITMENT" shall have the meaning set forth in the Credit Agreement.

    "U.S. REVOLVING LOAN COMMITMENT AMOUNT" shall have the meaning set forth in the Credit Agreement.

    "U.S. REVOLVING LOAN COMMITMENT TERMINATION DATE" shall have the meaning set forth in the Credit Agreement.

    "U.S. RL LENDERS" shall have the meaning set forth in the Credit Agreement.

    "U.S. SUBSIDIARY" shall have the meaning set forth in the Credit Agreement.

    "U.S. SWING LINE LENDER" shall have the meaning set forth in the Credit Agreement.

    "U.S. SWING LINE LOAN" shall have the meaning set forth in the Credit Agreement.

    "U.S. SWING LINE LOAN COMMITMENT" shall have the meaning set forth in the Credit Agreement.

    SECTION 4.2. USE OF DEFINED TERMS. Terms for which meanings are provided in this Deed of Trust shall, unless otherwise defined or the context otherwise requires, have such meanings when used in any certificate and any opinion, notice or other communication delivered from time to time in connection with this Deed of Trust or pursuant hereto.

    SECTION 4.3. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Deed of Trust, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                      ARTICLE I

                                    MISCELLANEOUS

    SECTION 5.1.  FURTHER ASSURANCES; Financing Statements.

    SECTION 5.1.1. FURTHER ASSURANCES. The Trustor, at its expense, will execute, acknowledge and deliver all such instruments and take all such other action as the Trustee or the Beneficiary from time to time may reasonably request:

         (a) better to subject to the lien and security interest of this Deed of Trust all or any portion of the Trust Premises,

         (b) to perfect, publish notice or protect the validity of the lien and security interest of this Deed of Trust,

         (c) to preserve and defend the title to the Trust Premises and the rights of the Trustee or the Beneficiary therein against the claims of all Persons as long as this Deed of Trust shall remain undischarged,

         (d) to better subject to the lien and security interest of this Deed of Trust or to maintain or preserve the lien and security interest of this Deed of Trust with respect to any replacement or substitution for any Trust Premises or any other after-acquired property, or

         (e) in order to further effectuate the purposes of this Deed of Trust and to carry out the terms hereof and to better assure and confirm to the Trustee and the Beneficiary their rights, powers and remedies hereunder.

    SECTION 5.1.2. FINANCING STATEMENTS. Notwithstanding any other provision of this Deed of Trust, the Trustor hereby agrees that, without notice to or the consent of the Trustor, the Beneficiary may file with the appropriate public officials such financing statements, continuation statements, amendments and similar documents as are or may become necessary to perfect, preserve or protect the security interest granted by this Deed of Trust.

    SECTION 5.2. ADDITIONAL SECURITY. Without notice to or consent of the Trustor, and without impairment of the security interest and lien of and rights created by this Deed of Trust, the Trustee or the Beneficiary and the Lenders may accept from the Trustor or any other Person additional security for the Secured Obligations. Neither the giving of this Deed of Trust nor the acceptance of any such additional security shall prevent the Trustee or the Beneficiary from resorting first to such additional security, or first to the security created by this Deed of Trust, or concurrently to both, in any case without affecting the Trustee's or the Beneficiary's lien and rights under this Deed of Trust.

    SECTION 5.3.  DEFEASANCE, PARTIAL RELEASE, ETC.

    SECTION 5.3.1. DEFEASANCE. If the Loans and all other amounts owing pursuant to the Credit Agreement and the other Loan Documents shall be repaid in full in accordance with the terms thereof, and if the Trustor shall pay, in full, the principal of and premium, if any, and interest on the Secured Obligations in accordance with the terms thereof and hereof and all other sums payable hereunder by the Trustor and shall comply with all the terms, conditions and requirements hereof and of the Secured Obligations, which by their nature are capable of being complied with during the term hereof, then on such date, Beneficiary shall release the lien of this Deed of Trust and the Beneficiary shall, upon the request of the Trustor and at the Trustor's sole cost and expense, execute and deliver such instruments, in form and substance reasonably satisfactory to the Beneficiary, as may be necessary to reconvey, release and discharge this Deed of Trust without further action on the part of the Trustor, the Trustee, or the Beneficiary.

    SECTION 5.3.2. PARTIAL RELEASE, ETC. The Trustee may, at the direction of the Beneficiary, at any time and from time to time, without liability therefor, and without prior notice to the Trustor, release or reconvey any part of the Trust Premises, consent to the making of any map or plat of the Property, join in granting any easement thereon or join in any extension agreement or agreement subordinating the lien of this Deed of Trust or enter into any other agreement in connection with the Trust Premises.

    SECTION 5.4. NOTICES, ETC. All notices and other communications provided to any of the parties hereto shall be in writing and addressed, delivered or transmitted to such party as set forth in the Credit Agreement.

    SECTION 5.5. WAIVERS, AMENDMENTS, ETC. The provisions of this Deed of Trust may be amended, discharged or terminated and the observance or performance of any provision of this Deed of Trust may be waived, either generally or in a particular instance and either retroactively or prospectively, only by an instrument in writing executed by the Trustor and the Beneficiary.

    SECTION 5.6. CROSS-REFERENCES. References in this Deed of Trust and in each instrument executed pursuant hereto to any Section or Article are, unless otherwise specified, to such Section or Article of this Deed of Trust or such instrument, as the case may be, and references in any Section, Article or definition to any clause are, unless otherwise specified, to such clause of such Section, Article or definition.

    SECTION 5.7. HEADINGS. The various headings of this Deed of Trust and of each instrument executed pursuant hereto are inserted for convenience only and shall not affect the meaning or interpretation of this Deed of Trust or such instrument or any provisions hereof or thereof.

    SECTION 5.8. CURRENCY. Unless otherwise expressly stated, all references to any currency or money, or any dollar amount, or amounts denominated in "Dollars" herein will be deemed to refer to the lawful currency of the United States.

    SECTION 5.9. GOVERNING LAW. THIS DEED OF TRUST SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE.

    SECTION 5.10. SUCCESSORS AND ASSIGNS, ETC. This Deed of Trust shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, successors-in-time and assigns.

    SECTION 5.11.  CONCERNING THE TRUSTEE.

    SECTION 5.11.1. ACCEPTANCE OF TRUSTS; CERTAIN TERMS OF THE TRUSTS. The Trustee, for itself and its successors, hereby accepts the trusts of this Deed of Trust, but only upon the terms herein set forth, including the following:

         (a) The recitals in this Deed of Trust and in any supplement hereto which may hereafter be executed by the Trustor and the Trustee shall be taken as the statements of the Trustor and shall not be considered as made by, or imposing any obligation or liability upon, the Trustee.

         (b) The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or through its agents or attorneys, and the Trustee shall not be responsible for the acts of any agent or attorney appointed by it in good faith and without negligence.

         (c) The Trustee may, at the expense of the Trustor, consult with legal counsel to be selected by it, and the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice of counsel.

         (d) The Trustor will pay to the Trustee from time to time, on demand, compensation for all services rendered hereunder (which shall not be limited to the compensation of trustees of any express trust as provided by law) and also all reasonable expenses, charges, counsel fees and other disbursements and those of its agents and attorneys, made or incurred in the administration of the trusts hereby created and any other duties hereby imposed. The Trustor agrees to indemnify and save harmless the Trustee against and from any liability or damages which it may incur or sustain, in good faith, in the exercise and performance of any of its powers and duties hereunder.

         (e) The Trustee shall not be liable, in case of taking possession of the Trust Premises, for debts contracted or liability or damages incurred in the management or operation of the Trust Premises, for the salaries of employees of the Trustor or for nonfulfillment of contracts by the Trustor.

         (f) The Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, statement, obligation, appraisal or other document believed by it to be genuine and to have been signed by the proper party or parties or by a person or persons authorized to act on his or their behalf.

         (g) The Trustee shall not be responsible for the validity or genuineness of any securities, personal property, notes or deeds of trust at any time pledged and deposited hereunder.

    SECTION 5.11.2. DUTIES AND RESPONSIBILITY OF TRUSTEE; IN CASE OF DEFAULT; PRIOR TO DEFAULT; WHEN ACTING UNDER DIRECTION OF BENEFICIARY. If an Event of Default shall have occurred and shall be continuing to the actual knowledge of the Trustee, or if the Trustee shall have received notice thereof from the Beneficiary, the Trustee, only if so directed by the Beneficiary, shall exercise such of the rights and powers vested in it by this Deed of Trust, and in so doing shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. None of the provisions of this Deed of Trust shall be construed as relieving the Trustee from liability for its own negligent action, own negligent failure to act, or own willful misconduct, except that,

         (a) so long as no Event of Default shall have occurred and be continuing,

              (1) the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Deed of Trust, and no implied covenants or obligations shall be read into this Deed of Trust against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Deed of Trust, and

              (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of opinions expressed therein, upon certificates or opinions conforming to the requirements of this Deed of Trust;

         (b) the Trustee shall not be liable for any error of judgment made in good faith by an officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with provisions of applicable law and the direction of the Beneficiary, relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Deed of Trust;

         (d) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Deed of Trust;

         (e) if an Event of Default shall have occurred and shall be continuing, the Trustee shall not exercise any of the powers granted to it hereunder unless and until specifically requested to do so by the Beneficiary; and

         (f) none of the provisions contained in this Deed of Trust shall require the Trustee to advance or use its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

    SECTION 5.11.3. NOTICE OF DEFAULT. The Trustee shall, within ten days after it has actual knowledge thereof, give to the Beneficiary notice of any Default.

    SECTION 5.11.4.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.

         (a) The Trustee may resign and be discharged from the trusts hereby created by giving written notice thereof to the Trustor and to the Beneficiary. Such resignation shall become effective upon the appointment of its successor and such successor's acceptance of such appointment, PROVIDED THAT, if a successor Trustee has not been so appointed, or, if so appointed, has not accepted the appointment within thirty (30) days after the date of such written notice of resignation, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

         (b) The Trustee may be removed at any time by an instrument or instruments signed by the Beneficiary and filed with the Trustor and the Trustee.

         (c) The Beneficiary may appoint a successor Trustee at any time by filing for record in the office of the County Recorder of the County in which the Property is located a substitution of Trustee. From the time the substitution is filed for record, the successor Trustee shall succeed to all of the powers, duties, authority and title of the Trustee without the necessity of any conveyance from the Trustee originally herein named or any successor. Each such substitution shall be executed and acknowledged, and notice thereof shall be given and proof thereof made in accordance with applicable law. The Trustor agrees to accept and confirm any such successor Trustee hereunder by executing and delivering a supplemental Deed of Trust and security agreement or any other appropriate agreement.

    SECTION 5.12. WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. (A) EACH OF THE TRUSTOR, THE TRUSTEE AND THE BENEFICIARY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DEED OF TRUST, THE CREDIT AGREEMENT, ANY LOAN DOCUMENT OR ANY OTHER RELATED INSTRUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE TRUSTOR, THE TRUSTEE, OR THE BENEFICIARY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE TRUSTEE AND THE BENEFICIARY AND THE LENDERS TO ENTER INTO THE TRANSACTIONS PROVIDED FOR IN THE CREDIT AGREEMENT AND TO MAKE THE CREDIT EXTENSIONS.

    (b) FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INVOLVING THIS DEED OF TRUST, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT, THE TRUSTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE IN ACCORDANCE WITH APPLICABLE LAW, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED. THE TRUSTOR EXPRESSLY WAIVES, TO THE EXTENT IT MAY LAWFULLY DO SO, ANY OBJECTION, CLAIM OR DEFENSE WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS DEED OF TRUST, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE PERSON OF THE TRUSTOR. NOTHING CONTAINED HEREIN WILL BE DEEMED TO PRECLUDE EITHER OF THE TRUSTEE OR THE BENEFICIARY FROM BRINGING AN ACTION AGAINST THE TRUSTOR IN ANY OTHER JURISDICTION.

    SECTION 5.13. SEVERABILITY. Any provision of this Deed of Trust, the Credit Agreement, or any other Loan Document, which is prohibited or unenforceable in any jurisdiction shall as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Deed of Trust, the Credit Agreement, or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

    SECTION 5.14. LOAN DOCUMENT. This Deed of Trust is a Loan Document executed pursuant to the Credit Agreement and, unless otherwise expressly indicated herein, shall be construed, administered and applied in accordance with the terms and provisions thereof.

    SECTION 5.15. USURY SAVINGS CLAUSE. It is the intention of the Trustor, the Trustee and the Beneficiary to conform strictly to the usury laws governing the Loan Documents, and any interest payable under the Loan Documents shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under such laws, as construed by the courts having jurisdiction over such matters. In the event the maturity of the Secured Obligations is accelerated by reason of any provision of the Loan Documents, or by reason of an election by the Beneficiary resulting from an Event of Default, then interest may never include more than the maximum amount permitted by law, computed from the dates of each advance of loan proceeds under the Credit Agreement until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically or, if theretofore paid, at the option of the Beneficiary, shall be rebated to the Trustor, or shall be credited on the principal amount of the Secured Obligations or, if all principal has been repaid, then the excess shall be rebated to the Trustor. If any interest is canceled, credited against principal or rebated to the Trustor in accordance with the foregoing sentence and, if thereafter the interest payable hereunder is less than the maximum amount permitted by applicable law, the rate hereunder shall automatically be increased to the maximum extent possible to permit repayment to the Beneficiary and the Lenders as soon as possible of any interest in excess of the maximum amount permitted by law which was earlier canceled, credited against principal or rebated to the Trustor or the Beneficiary pursuant to the provisions of the foregoing sentence.

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

    SECTION 5.16. FUTURE ADVANCES. This Deed of Trust secures "future advances" under California law. Any and all future advances under this Deed of Trust and the Loan Documents shall have the same priority as if the future advance was made on the date that this Deed of Trust was recorded. This Deed of Trust shall secure the Secured Obligations, whenever incurred, such Secured Obligations to be due at the times provided in the Loan Documents. Notice is hereby given that the Secured Obligations may INCREASE as a result of any defaults hereunder by Trustor due to, for example, and without limitation, unpaid interest or late charges, unpaid taxes or insurance premiums which the Beneficiary elects to advance, defaults under leases that the Beneficiary elects to cure, attorney fees or costs incurred in enforcing the Loan Documents or other expenses incurred by the Beneficiary in protecting the Trust Premises, the security of this Deed of Trust or the Beneficiary's rights and interests.


    SECTION 5.17. SPECIAL PROVISIONS MODIFYING OR AFFECTING THIS DEED OF TRUST BY REASON OF THE STATE IN WHICH THE LAND IS LOCATED. By virtue of the fact that the said real estate is located in the State of California, the provisions set forth below shall be applicable to this Deed of Trust, and to the extent applicable, shall modify, affect and supplement the other provisions hereof.

    (a) Foreclosure by Power of Sale. Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with Trustee this Deed of Trust and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

         (i) Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, mailed or delivered to Trustor such notice of default and election to sell as is then required by law and by this Deed of Trust. Trustee shall, without demand on Trustor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Property at time and place of sale fixed by it in said notice of sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction, to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its

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

good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including without limitation Trustor, Trustee or Beneficiary, may purchase at such sale and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers. If allowed by law, Beneficiary, if it is the purchaser, may credit bid the outstanding amount of the indebtedness secured hereby toward payment of the purchase price. Trustor hereby expressly waives any right of redemption after sale that Trustor may have at the time of sale or that may apply to the sale.

         (ii) After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including costs of evidence of title in connection with sale and reasonable Trustee's and attorneys' fees for conducting the sale, Trustee shall apply the proceeds of sale to payment of all sums expended under the terms hereof and not then repaid (with accrued interest at the U.S. Alternate Base Rate from time to time in effect plus 2 1/2%), and to all other sums then secured hereby in accordance with the Loan Documents, and the remainder, if any, to the person or persons legally entitled thereto.

         (iii) Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or by subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement; or Trustee may, in its discretion, give a new notice of sale. Beneficiary may rescind any such notice of default at any time before Trustee's sale by executing a notice of rescission and recording the same. The recordation of such notice shall constitute a cancellation of any prior declaration of default and demand for sale and of any acceleration of maturity of the indebtedness secured hereby effected by any prior declaration or notice of default. The exercise by Beneficiary of the right of rescission shall not constitute a waiver of any default and demand for sale, or notices of default and of election to cause the said real estate to be sold, nor otherwise affect any of the Loan Documents or this Deed of Trust, or any of the rights, obligations or remedies of Beneficiary or Trustee hereunder.

    (b) Full Reconveyance. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust to Trustee for cancellation and retention and upon payment by Trustor of Trustee's fees, Trustee shall reconvey to Trustor, or the person or persons legally entitled thereto, without warranty, any portion of the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as "the person or persons legally entitled thereto."

    (c)  Trustee.  The following provisions apply to Trustee:

         (i) Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law, and by its acceptance hereof, Trustee covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and Trustee hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof.

         (ii) At any time and from time to time, without liability therefor and without notice, upon written request of Beneficiary, Trustee shall (1) consent in writing to the making of any map or plat of the said real estate, (2) join in granting any easement thereon, (3) join in any extension agreement or any agreement subordinating the lien or charge hereof.

         (iii) Trustee may resign at any time upon giving thirty (30) days' notice in writing to Trustor and to Beneficiary.

         (iv) Beneficiary may, from time to time, by written instrument executed and acknowledged by Beneficiary, mailed to Trustor and recorded in the county in which the said real estate is located, and by otherwise complying with the provisions of the applicable law of the State of California, substitute a successor or successors to the person or persons then named herein or acting hereunder as Trustee.

    (d) Beneficiary Statements. Trustor agrees to pay Beneficiary for each statement of Beneficiary as to the Secured Obligations secured hereby, furnished at Trustor's

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

request, the maximum fee allowed by law, or if there be no maximum fee, then such reasonable fee as is charged by Beneficiary as of the time said statement is furnished. Trustor further agrees to pay the charges of Beneficiary for any other service rendered Trustor, or on its behalf, in connection with this Deed of Trust or the Secured Obligations secured hereby, including without limitation the delivery to an escrow holder of a request for full or partial reconveyance of this Deed of Trust, transmitting records pertaining to this Deed of Trust and the Secured Obligations secured hereby to show a new owner of the said real estate, and replacing an existing policy of insurance held hereunder with another such policy.

    (e) Actions Affecting the Trust Premises. Trustor, at Trustor's expense, shall appear in and contest any action or proceeding purporting to affect the Trust Premises or the security hereof or the rights or powers of Beneficiary or Trustee. Trustor shall pay all costs and expenses incurred by Beneficiary or Trustee, including the cost of evidence of title and attorneys' fees, in any such action or proceeding in which Beneficiary or Trustee may appear.

    (f) Insurance Losses and Proceeds. In the event of loss, Trustor shall give immediate written notice to the insurance carrier and Beneficiary. Trustor hereby authorizes and empowers Beneficiary, at Beneficiary's option and in Beneficiary's sole discretion as attorney-in-fact for Trustor, to pay premiums, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Beneficiary's expenses in the collection of such proceeds. Trustor further authorizes Beneficiary, at Beneficiary's option (1) to hold the balance of such proceeds to be used for the cost of reconstruction, restoration or repair (hereinafter in this subsection referred to as "reconstruction") of the said real estate, or (2) to apply the balance of such proceeds to the payment of the sums secured by this Deed of Trust, whether or not then due; provided, however, that Beneficiary shall hold the balance of any proceeds actually received by Beneficiary and make such proceeds available to Trustor for the costs of reconstruction of the said real estate if all of the following conditions are satisfied within sixty (60) days from the date of the damage or destruction:

         (i) Trustor is not in default hereunder and no event has occurred and no fact exists which with notice and/or lapse of time would constitute an Event of Default.

         (ii) Trustor satisfies Beneficiary that after the reconstruction is completed, the value of the Trust Premises, as determined by Beneficiary in its reasonable discretion, will be not less than the value of the Property (including land and improvements) determined by Beneficiary at the time of the recording of this Deed of Trust.

         (iii) Beneficiary has been given satisfactory proof that expenditure of such proceeds (and, where applicable, the additional funds referred to in clause (iv) below) will fully restore the Improvements free and clear of all liens other than this Deed of Trust and any other liens or encumbrances permitted by Beneficiary under this Deed of Trust.

         (iv) If such proceeds shall be insufficient to restore or rebuild the Improvements, Trustor shall have deposited with Beneficiary funds which, together with such insurance proceeds, shall be sufficient to complete the reconstruction of the Improvements.

         (v) Trustor has delivered to Beneficiary the plans and specifications and a construction contract for the work of reconstruction in form and content acceptable to Beneficiary with an architect and a contractor acceptable to Beneficiary.

         (vi) If Trustor shall fail within a reasonable time, subject to delays beyond its control, to complete reconstruction of the Improvements, then Beneficiary, at its option, may complete such reconstruction for or on behalf of Trustor, and for such purpose Beneficiary may do all necessary acts.

         (vii) Such damage or destruction has not resulted in an impairment of the security interest created by this Deed of Trust that will continue after the completion of reconstruction or, if there is such an impairment of the security interest created hereunder, said insurance proceeds shall be applied towards the Secured Obligations and any other sums secured hereby to the extent of the impairment of the security interest created hereunder.

         (viii) If the insurance proceeds are held by Beneficiary to be used to reimburse Trustor for the cost of

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

reconstruction of the said real estate, then (1) the said real estate shall be promptly and diligently restored by Trustor to the equivalent of its condition immediately prior to the casualty in accordance with the original plans and specifications or to such other condition as Beneficiary may approve in writing, (2) disbursements of such insurance proceeds shall be in accordance with disbursement procedures acceptable to Beneficiary, and (3) any proceeds actually received by Beneficiary and not required to reconstruct the said real estate or satisfy the conditions set forth in subparagraphs (i) through (viii) of this subsection shall be applied towards the Secured Obligations secured hereby. Beneficiary may commingle any such award or settlement held by it with its other general funds. Beneficiary shall not be obligated to pay interest in respect of any such award or settlement held by it nor shall Trustor be entitled to a credit against any of the Secured Obligations, except and to the extent the award or settlement are applied thereto pursuant to this subsection. Without limitation of the foregoing, Beneficiary shall have the right at all times to apply such insurance proceeds to the cure of any Event of Default or the performance of any obligations of Trustor under the Loan Documents.

         (ix) If the insurance proceeds are applied to the payment of the Secured Obligations secured by this Deed of Trust, any such application shall be in such order as set forth in SECTION 3.11 of this Deed of Trust and shall constitute a voluntary prepayment subject to any prepayment premiums or fees provided in any of the other Loan Documents. Beneficiary may apply such insurance proceeds to such prepayment premiums or fees. Nothing herein contained shall be deemed to excuse Trustor from repairing or maintaining the said real estate as provided herein or restoring all damage or destruction to the said real estate, regardless of whether or not there are insurance proceeds available to Trustor or whether any such proceeds are sufficient in amount, and the application or release by Beneficiary of any insurance proceeds shall not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done pursuant to such notice.

    (g) Copies of Notices. Trustor hereby requests that a copy of any notice of default and any notice of sale hereunder be mailed to it at the address set forth on the first page of this Deed of Trust.

    (h) CCP Section 736. Beneficiary shall have all of the rights, privileges and remedies of a secured lender under California Code of Civil Procedure
Section 736.

    (i) Attorneys' Fees. If any Event of Default occurs, Trustor shall pay all costs of enforcement and collection, including but not limited to, reasonable attorneys' fees, whether or not such enforcement and collection includes the filing of a lawsuit. As used in this Deed of Trust and in the other Loan Documents, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations, bankruptcy proceedings and any post-judgment proceedings to collect any judgment, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred. The provisions allowing for the recovery of post-judgment fees, costs and expenses are separate and several and shall survive the merger of the applicable Loan Document into any judgment.

    (j) This Deed of Trust is both a real property lien and also a "security agreement" and a "financing statement" within the meaning of the State Uniform Commercial Code. The Trust Premises includes both real and personal property and all of Trustor's other right, title and interest, whether tangible or intangible, in the Trust Premises. By executing and delivering this Deed of Trust, Trustor grants to Trustee for the benefit of Beneficiary, as security for the Secured Obligations secured hereby, a security interest in the Trust Premises to the full extent that any of the Trust Premises may be subject to the State Uniform Commercial Code. Notwithstanding the grant of such security interest to Trustee, the beneficial owner and holder of such security interest is Beneficiary, Beneficiary will be deemed the "secured party" with respect to such security interest for all purposes of the Uniform Commercial Code and will be so identified on all financing statements filed in connection therewith, and Beneficiary shall be entitled upon the occurrence of an Event of Default to exercise all the remedies of a secured party under the Uniform Commercial Code as well as all other rights and remedies available at law or in equity.

    (k) Accommodation Provisions. Insofar as this Deed of Trust secures obligations (the "OTHER OBLIGATIONS") of other Obligors other than Trustor (the "OTHER PARTIES") in favor of Beneficiary, Trustor has executed and delivered this Deed of Trust as an accommodation instrument with the intent of subjecting its interests in the Property to the lien of this Deed of Trust as security for the Other Obligations and in order to induce Beneficiary to enter into the Loan Documents. Trustor hereby agrees, to the fullest extent permitted by law, not to assert or take advantage of:

    (i) Any right to require Beneficiary to proceed against the Other Parties or any other person or to proceed against or exhaust any other security held by Beneficiary at any time or to pursue any other remedy in Beneficiary's power before exercising any right or remedy under this Deed of Trust.

    (ii) Any defense that may arise by reason of:

              (a) Beneficiary's failure to proceed against the Other Parties' property, or any other party against whom Beneficiary might assert a claim, before proceeding against Trustor under this Deed of Trust; or

              (b) The release, suspension, discharge or impairment of any of Beneficiary's rights against the Other Parties or any other party against whom Beneficiary might assert a claim, whether such release, suspension, discharge or impairment is explicit, tacit or inadvertent; or

              (c) Beneficiary's failure to pursue any other remedies available to Beneficiary that would reduce the burden of the indebtedness secured hereby on Trustor's interests in the Property; or

              (d) Any extension of the time for the payment or performance of any of the Other Obligations or this Deed of Trust; or

              (e) Any amendment of this Deed of Trust or the Other Obligations, whether or not such amendment materially affects the risk that Trustor has assumed by executing this Deed of Trust; or

              (f) The incapacity, lack of authority, death or disability of the Other Parties or any other person or persons; or

              (g) The failure of Beneficiary to file or enforce a claim against the estate (in either administration, bankruptcy or any other proceedings) of the Other Parties or any other person or persons.

    (iii) Demand, protest and notice of any kind, including, without limitation, the following notices:

              (a) Notice of the evidence, creation or incurring of any new or additional indebtedness or obligation (provided that such indebtedness or obligation is not secured by this Deed of Trust); or

              (b) Notice of any action or non-action on the part of the Other Parties or Beneficiary in connection with any obligation or evidence of indebtedness held by Beneficiary as collateral; or

              (c) Notice of payment or non-payment by the Other Parties of the indebtedness secured by this Deed of Trust.

    (iv) Any right to assert against the Beneficiary any defense arising by reason of any claim or defense based upon an election of remedies by the Beneficiary to foreclose, either by judicial foreclosure or by exercise of the power of sale, under any other deed of trust securing the Other Obligations, which in any manner impairs, reduces, releases, destroys or extinguishes Trustor's subrogation rights, rights to proceed against the Other Parties for reimbursement, or any other rights of Trustor to proceed against any other person or security. Trustor waives all rights and defenses to enforcement of all or any part of the indebtedness secured hereby which defenses are based on an election of remedies by Beneficiary, even though the election of remedies, such as nonjudicial foreclosure with respect to any such other deed of trust, will destroy Trustor's rights of subrogation and reimbursement against the Other Parties by operation of Section 580d of the California Code of Civil Procedure. This means, among other things:

              (a) The Beneficiary may collect from the Trustor without first foreclosing on any real or personal property collateral pledged by the Other Parties.

              (b) If the Beneficiary forecloses on any real property collateral pledged by the Other Parties:

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

              (c) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

              (ii) The Beneficiary may collect from the Trustor even if the Beneficiary, by foreclosing on the other real property collateral, has destroyed any right the Trustor may have to collect from the Other Parties.

This is an unconditional and irrevocable waiver of any rights and defenses the Trustor may have because the debtor's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

         (v) Any rights arising because of Trustor's payment or satisfaction of the indebtedness secured hereby (i) against the Other Parties, by way of subrogation to the rights of Beneficiary or otherwise, or (ii) against any other guarantor or any Other Party obligated to pay any of the indebtedness secured hereby, by way of contribution or reimbursement or otherwise.

         (vi) Any duty on the part of Beneficiary to disclose to Trustor any default under the Other Obligations.

         (vii) Any duty on the part of Beneficiary to disclose to Trustor any facts Beneficiary may now know or may hereafter know about the Other Parties or any successors in interest (if any) regardless of whether Beneficiary (i) has reason to believe that any such facts materially increase the risk beyond the risk which Trustor intends to assume by executing this Deed of Trust, (ii) has reason to believe that these facts are unknown to Trustor, or (iii) has a reasonable opportunity to communicate such facts to Trustor, it being understood and agreed that Trustor is fully responsible for being and keeping informed of the financial condition of the Other Parties or any successor in interest of the Other Parties and of all circumstances bearing on the risk of non-payment of any indebtedness of the Other Parties to Beneficiary that is secured hereby.

         (viii) Any right to object to the release of any portions of the Property from the lien of this Deed of Trust notwithstanding the fact that such releases may be made without Beneficiary's having received any or adequate consideration therefor.

    Trustor further agrees that with respect to any Secured Obligation secured hereby Beneficiary may, in such manner and upon such terms and at such times as Beneficiary deems best and without demand or notice to or consent of Trustor (i) release any party now or hereafter liable for the performance of any such Secured Obligation, (ii) extend the time for the performance of any such Secured Obligation, (iii) accept additional security therefor, and (iv) alter, substitute or release any property securing such performance.

    Before executing this Deed of Trust, Trustor has made such independent legal and factual inquiries and investigations as Trustor deemed necessary or desirable with respect to the ability of the Other Parties to honor all of the Other Parties' covenants and agreements with Beneficiary, and Trustor has relied solely on said independent inquiries and investigations preparatory to entering into this Deed of Trust.

    (l)  Controlling Provisions.  In the event of any conflict between
Section 5.17 and any other provisions of this Deed of Trust, the provisions of this Section 5.17 shall control.

    IN WITNESS WHEREOF, the Trustor has caused this Deed of Trust to be duly executed as of the day and year first above written.


                       TRUSTOR:

                       LEINER HEALTH PRODUCTS INC., a
                       Delaware corporation

                       By: /s/ William B. Towne
                          ------------------------------------
                       Name: William B. Towne
                       Title: Executive Vice President-Finance


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


                              ACKNOWLEDGMENT OF TRUSTOR



STATE OF New York  )
                   )SS.:
COUNTY OF New York )

On June 27, 1997, before me,Caron Gelineau, a Notary Public in and for said State, personally appeared William Towne and _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her/ signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.

Signature   /s/ Caron F. Gelineau                 (Seal)
          ---------------------------------------
          Caron F. Gelineau
          Notary Public, State of New York
          No. 31-5009056
          Qualified in New York County
          Commission Expires March 8, 1999

                                                                    SCHEDULE 1

                            LEGAL DESCRIPTION OF THE LAND
                                  (attached hereto)

That portion of Lot 11 in Section 26, Township 4 South, Range 11 West of the J.
W. Bixby and Company's Subdivision, in the City of Garden Grove, County of Orange, State of California, as shown on a map recorded in Book 7, Page 51 of Miscellaneous Records of Los Angeles County, described as follows:

Parcel 1 on Lot Line Adjustment filed in Book 12691, Page 1992 of Official Records of said Orange County.

Except any rights to oil, gas or other hydrocarbon products without the right of surface entry as set forth in an instrument recorded February 24, 1943 in Book 1177, Page 540 Official Records.

Also except all oil, oil rights, minerals, mineral rights, natural gas, natural gas rights, and other hydrocarbons by whatsoever name known, geothermal steam and all products derived from any of the foregoing, that may be within or under the parcel of land hereinabove described, together with the perpetual right of drilling, mining, exploring and operating therefor and storing in and removing the same from said land or any other land, including the right to whipstock or directionally drill and mine from lands other than those hereinabove described, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land hereinabove described and to bottom such whipstocked or directionally drilled wells, tunnels, and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair, deepen and operate any such wells or mines, without however, the right to drill, mine, store, explore and operate through the surface or the upper five hundred (500) feet of the subsurface of the land hereinabove described, as reserved in the deed from The Irvine Company, a Michigan corporation, successors by merger with Irvine Industrial Complex, a corporation, recorded June 30, 1978 in Book 12739, Page 1281, Official Records.

                                                                    SCHEDULE 2



                                PERMITTED ENCUMBRANCES

                          Those exceptions to title listed
                              in Lawyers Title Insurance
                           Corporation marked-up commitment
                           #9707008-44 dated June 30, 1997.

                                                                    SCHEDULE 3


                                   ENCUMBERED LEASE

    Standard Industrial Lease dated February 19, 1988 by and between Richard F. Burns, J. Grant Monahon, and Lawrence W. Doyle, as Trustees of AEW #113 Trust established by Declaration of Trust dated January 19, 1988, predecessor in interest to Fujita Corporation USA, as landlord, and Vita-Fresh Vitamin Co., predecessor Inc., in interest to Leiner Health Products Inc., as tenant, and as such Lease has been amended, restated or otherwise modified from time to time.

                               TABLE OF CONTENTS
                               -----------------

Section                                                                  Page
-------                                                                  ----
                                   ARTICLE I

                    COVENANTS AND AGREEMENTS OF THE TRUSTOR


  SECTION 1.1. Payment of Secured Obligations...............................10
  SECTION 1.2. Title to Trust Premises, etc.................................11
  SECTION 1.3. Title Insurance..............................................12
     SECTION 1.3.1. Title Insurance Policy.............................12
     SECTION 1.3.2. Title Insurance Proceeds...........................12
  SECTION 1.4. Recordation..................................................12
  SECTION 1.5. Payment of Impositions, etc..................................13
  SECTION 1.6. Insurance and Legal Requirements.............................13
  SECTION 1.7. Security Interests, etc......................................14
  SECTION 1.8. Permitted Contests...........................................15
  SECTION 1.9. Leases.......................................................15
  SECTION 1.10. Compliance with Instruments.................................16
  SECTION 1.11. Maintenance and Repair, etc.................................16
  SECTION 1.12. Alterations, Additions, etc.................................16
  SECTION 1.13. Acquired Property Subject to Lien...........................17
  SECTION 1.14. Assignment of Leases, Rents, Proceeds, etc..................17
  SECTION 1.15. No Claims Against the Trustee or the Beneficiary............20
  SECTION 1.16. Indemnification.............................................20
  SECTION 1.17. No Credit for Payment of Taxes..............................22
  SECTION 1.18. Offering of the Notes; Application of Proceeds of Loans.....22
  SECTION 1.19. Encumbered Lease............................................22
  SECTION 1.20. Security Agreement..........................................28
  SECTION 1.21. Representations and Warranties..............................30
  SECTION 1.22. Trustor's Covenants.........................................30

                                   ARTICLE II

                 INSURANCE; DAMAGE, DESTRUCTION OR TAKING, ETC..


  SECTION 2.1. Insurance....................................................30
     SECTION 2.1.1. Risks to be Insured.....................................31
     SECTION 2.1.2. Policy Provisions.......................................32
     SECTION 2.1.3. Delivery of Policies, etc...............................33
     SECTION 2.1.4. Separate Insurance......................................33
  SECTION 2.2. Damage, Destruction or Taking; Trustor to Give
                Notice; Assignment of Awards................................33
  SECTION 2.3. Application of Proceeds and Awards...........................34

Section                                                                  Page
-------                                                                  ----

  SECTION 2.4 Total Taking and Total Destruction............................37

                                  ARTICLE III

                        EVENTS OF DEFAULT; REMEDIES, ETC.


  SECTION 3.1. Events of Default; Acceleration..............................38
  SECTION 3.2. Legal Proceedings; Foreclosure...............................38
  SECTION 3.3. Power of Sale................................................39
  SECTION 3.4. Uniform Commercial Code Remedies.............................40
  SECTION 3.5. Trustee and Beneficiary Authorized to Execute Deeds, etc.....40
  SECTION 3.6. Purchase of Trust Premises by Beneficiary....................41
  SECTION 3.7. Receipt a Sufficient Discharge to Purchaser..................41
  SECTION 3.8. Waiver of Appraisement, Valuation, etc.......................41
  SECTION 3.9. Sale a Bar Against Trustor...................................41
  SECTION 3.10. Secured Obligations to Become Due on Sale...................41
  SECTION 3.11. Application of Proceeds of Sale and Other Moneys............42
  SECTION 3.12. Appointment of Receiver.....................................43
  SECTION 3.13. Possession, Management and Income...........................43
  SECTION 3.14. Right of Trustee and the Beneficiary to Perform
                 Trustor's Covenants, etc ..................................44
  SECTION 3.15. Subrogation.................................................44
  SECTION 3.16. Remedies, etc., Cumulative..................................45
  SECTION 3.17. Provisions Subject to Applicable Law........................45
  SECTION 3.18. No Waiver, etc..............................................45
  SECTION 3.19. Compromise of Actions, etc..................................46

Section                                                                  Page
-------                                                                  ----

                                   ARTICLE IV

                                  DEFINITIONS

  SECTION 4.1. Terms Defined in this Deed of Trust..........................46
  SECTION 4.2. Use of Defined Terms.........................................54
  SECTION 4.3. Credit Agreement Definitions.................................55

                                   ARTICLE V

                                 MISCELLANEOUS

  SECTION 5.1. Further Assurances; Financing Statements.....................55
     SECTION 5.1.1. Further Assurances......................................55
     SECTION 5.1.2. Financing Statements....................................55
  SECTION 5.2. Additional Security..........................................56
  SECTION 5.3. Defeasance, Partial Release, etc.............................56
     SECTION 5.3.1. Defeasance..............................................56
     SECTION 5.3.2. Partial Release, etc....................................56
  SECTION 5.4. Notices, etc.................................................57
  SECTION 5.5. Waivers, Amendments, etc.....................................57
  SECTION 5.6. Cross-References.............................................57
  SECTION 5.7. Headings.....................................................57
  SECTION 5.8. Currency.....................................................57
  SECTION 5.9. Governing Law................................................57
  SECTION 5.10. Successors and Assigns, etc.................................58
  SECTION 5.11. Concerning the Trustee......................................58
     SECTION 5.11.1. Acceptance of Trusts; Certain Terms of the Trusts......58
  SECTION 5.12. Waiver of Jury Trial; Submission to Jurisdiction............61
  SECTION 5.13. Severability................................................62
  SECTION 5.14. Loan Document...............................................62
  SECTION 5.15. Usury Savings Clause........................................63
  SECTION 5.16. Future Advances.............................................63
  SECTION 5.17. SPECIAL PROVISIONS MODIFYING OR AFFECTING THIS
          DEED OF TRUST BY REASON OF THE STATE IN WHICH THE
          LAND IS LOCATED...................................................64
Execution Page..............................................................63
Acknowledgments.............................................................64

Schedule 1--Legal Description of the Land
Schedule 2--Permitted Encumbrances

Section                                                                  Page
-------                                                                  ----

Schedule 3--Encumbered Lease